Exhibit 10.5

Execution version

WILLOW BEND OFFICE CENTER

OFFICE LEASE AGREEMENT

BETWEEN

FSP WILLOW BEND OFFICE CENTER LIMITED PARTNERSHIP, a Texas limited partnership as Landlord

and

MASERGY COMMUNICATIONS, INC.

as Tenant

Date: May 21, 2004

TABLE OF CONTENTS

1.	Definitions	1

2.	Lease Grant	4

3.	Lease Term; Acceptance of Premises; Early Termination	4

4.	Use	4

5.	Payment of Rent	5

6.	Basic Operating Costs	5

7.	Late Payments; Dishonored Checks	9

8.	Security Deposit	10

9.	Services to be Furnished by Landlord	10

10.	Graphics; Signage	12

11.	Telecommunications	12

12.	Repairs and Maintenance by Landlord	13

13.	Maintenance by Tenant	13

14.	Repairs by Tenant	13

15.	Alterations, Additions, Improvements	14

16.	Laws and Regulations; Disability Laws; Building Rules and Regulations	14

17.	Rights Reserved to Landlord	16

18.	Assignment and Subletting	16

19.	Mechanic’s Liens	16

20.	Property Insurance	17

21.	Liability Insurance	17

22.	INDEMNITY	17

23.	WAIVER OF SUBROGATION RIGHTS	18

24.	Casualty Damage	18

25.	Condemnation	19

26.	DAMAGES FROM CERTAIN CAUSES	19

27.	Default by Tenant	20

28.	Default by Landlord	22

29.	Quiet Enjoyment	22

30.	Intentionally Deleted	22

31.	Holding Over	23

32.	Change of Building Name or Common Areas	23

33.	Subordination to Mortgage; Estoppel Agreement	23

34.	Landlord’s Lien; Security Interest	23

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35.	Attorney’s Fees	24

36.	No Implied Waiver	24

37.	Independent Obligations	24

38.	Recourse Limitation	24

39.	Notices	24

40.	Severability	24

41.	Recordation	24

42.	Governing Law	24

43.	Force Majeure	25

44.	Time of Performance	25

45.	Transfers by Landlord	25

46.	Commissions	25

47.	Effect of Delivery of Lease	25

48.	WAIVER OF WARRANTIES AND ACCEPTANCE OF CONDITION	25

49.	Merger of Estates	25

50.	Survival of Indemnities and Covenants	25

51.	Headings	26

52.	Entire Agreement; Amendments	26

53.	Exhibits	26

54.	Joint and Several Liability	26

55.	Multiple Counterparts	26

56.	Mail	26

57.	Waiver of Right To Contest Taxes	26

58.	Landlord’s Consent	26

EXHIBIT “A” – Property Description

EXHIBIT “B” – Floor Plan

EXHIBIT “C” – Rules and Regulations

EXHIBIT “D” – Tenant Improvements Agreement

EXHIBIT “E” – Parking Agreement

EXHIBIT “F” – Form of Confidentiality Agreement

EXHIBIT “G” – Renewal Option

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WILLOW BEND OFFICE CENTER

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (“Lease”) is executed effective as of May 21, 2004 (the “Effective Date”), between FSP WILLOW BEND OFFICE CENTER LIMITED PARTNERSHIP, a Texas limited partnership (“Landlord”), and MASERGY COMMUNICATIONS, INC., a Texas corporation (“Tenant”).

W I T N E S S E T H:

1. Definitions: As used in this Lease, the following terms shall have the meanings set forth below:

(a) “Base Amount” means the Basic Operating Costs computed in accordance with Section 6 below for the calendar year 2004 based on a per square foot of Rentable Area basis.

(b) “Base Rental” means the following monthly rental installments:

July 1, 2004 through August 31, 2004	$0.00 (all Base Rental is abated)

September 1, 2004 through June 30, 2005	$18,965.34 per month

July 1, 2005 through May 31, 2006	$21,336.00 per month

June 1, 2006 through June 30, 2006	$0.00 (Base Rental abated)

July 1, 2006 through June 30, 2007	$22,521.34 per month

July 1, 2007 through June 30, 2008	$23,114.01 per month

July 1, 2008 through September 30, 2009	$24,299.33 per month

(c) “Basic Operating Costs” shall have the meaning given to such term in Section 6.

(d) “Broker” means Teakwood Realty Advisors, L.L.C., representing Landlord and CB Richard Ellis, representing Tenant.

(e) “Building” means the building known as “Willow Bend Office Center” located on the tract of land (“Land”) situated in the City of Plano, Collin County, Texas, and more particularly described on Exhibit “A” attached hereto and made a part hereof for all purposes (such land, building and all equipment, machinery and fixtures being hereinafter collectively referred to as the “Building”).

(f) “Building Standard” means the level of service or type of equipment standard in the Building or the type, brand and/or quality of materials Landlord designates from time to time to be the minimum type, brand and/or quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building.

(g) “Commencement Date” means the later to occur of July 1, 2004 or the date Substantial Completion (as defined in paragraph 9 of Exhibit “D” hereto) is achieved.

(h) “Common Areas” means all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including, but not limited to, tunnels, loading docks, walkways, sidewalks and driveways necessary for access to the Building, Parking Areas. Building lobbies, atriums, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas, including, but not limited to, any such areas so designated by Landlord on a single-tenant floor of the Building.

(i) “Default Rate” means the lesser of (1) the Prime Rate plus five percent (5%) per annum and (2) the maximum rate of interest then permissible for a commercial loan to Tenant in the State of Texas.

(j) “Effective Date” means the date set forth in the initial paragraph of this Lease.

(k) “Initial Improvements” means the tenant improvements being constructed pursuant to the Tenant Improvements Agreement attached hereto as Exhibit “D”.

(l) “Landlord Related Party” means any officer, director, partner, employee, agent or contractor of Landlord.

(m) “Lease Term” means 63 months, subject to Tenant’s right to extend in accordance with the Renewal Option set forth on Exhibit “G” attached hereto.

(n) “Lease Year” means a period of twelve (12) consecutive calendar months. The first Lease Year shall begin on the Commencement Date.

(o) “Leasehold Improvements” means those improvements that have been made to the Premises as of the date of this Lease.

(p) “Market Area” means the North Dallas Tollway office sub-market of the Dallas, Texas, metropolitan area.

(q) “Normal Business Holidays” means New Years Day, Memorial Day, July 4th (Independence Day), Labor Day, Thanksgiving, Christmas Day and any other day which shall be recognized by office tenants generally (excluding federal or state banking institutions) as a national holiday on which employees are not required to work.

(r) “Normal Business Hours” for the Building means 7:00 a.m. to 6:00 p.m. on Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, exclusive of Normal Business Holidays.

(s) “Parking Agreement” means the Parking Agreement attached to this Lease as Exhibit “E” and incorporated herein by reference.

(t) “Parking Areas” means any and all areas located upon the Land from time to time designated for the parking of vehicles, which area shall contain not less than 470 parking spaces and shall be for the exclusive use of tenants of the Building.

(u) “Premises” means Suite 120 located on the first floor of the Building and Suite 260 located on the second floor of the Building, being outlined on the floor plan(s) attached to this Lease as Exhibit “B” and incorporated herein by reference. Suite 120 contains 3,538 square feet of Rentable Area and Suite 260 contains 10,686 square feet of Rentable Area.

(v) “Prime Rate” means the per annum rate of interest announced or published from time to time by Bank of America, N.A. (or its successors or assigns) as its prime commercial lending rate.

(w) “Project” means the Land, the Building and the Parking Areas.

(x) “Rent” means, collectively, the Base Rental, the Tenant’s Share of Basic Operating Costs (as provided in Section 6) and all other sums of money becoming due and payable to Landlord under this Lease.

(y) “Rentable Area” means (1) the “Usable Area” within any leased premises (i.e., the gross area enclosed by the surface of the exterior glass walls, the mid-point of any walls separating portions of the Premises from those of adjacent tenants, the slab penetration line of all walls separating such leased premises from Service Areas and the corridor side of walls separating such leased promises from Common Areas), plus (2) a pro-rata part of the Common Areas and Service Areas within the Building, including the area encompassed by any columns or other structural elements which provide support to such leased premises and/or the Building, but excluding permanent vertical penetrations, such as fire stairs, elevator shafts, flues, pipe shafts and vertical ducts. The “Rentable Area” shall be calculated in accordance with ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (BOMA).

(z) “Rentable Area of the Building” means (and is hereby deemed to be) 116,621 square feet of Rentable Area.

(aa) “Rentable Area of the Premises” means (and is hereby deemed to be) 14,224 square feet of Rentable Area, irrespective of whether the same should be more or less as a result of variations resulting from later re-measurement or actual construction and completion of the Premises for occupancy.

(bb) “Rules and Regulations” means the rules and regulations for the Project set forth on Exhibit “C” attached hereto and incorporated herein by reference, and the rules and regulations for the Parking Areas set forth in Section 5 of Exhibit “E”, and any rules and regulations that be adopted or altered by Landlord in accordance with Section 16(c) or Exhibit “C”.

(cc) “Security Deposit”. Security Deposit means the sum of $160,000.00 which shall be paid to Landlord by Tenant contemporaneously with Tenant’s delivery of an executed copy of this Lease to Landlord; provided, however, a portion of the Security Deposit shall be applied to certain Base Rental monthly payments, subject to and in accordance with the provisions of Section 8 below and, following the last application to such Base Rental monthly payments for the month of August, 2005, Tenant shall be required to “replenish” the Security Deposit as provided in Section 8.

(dd) “Service Areas” means those areas, spaces, facilities and equipment serving the Building (whether or not located within the Building), but to which Tenant and other occupants of the Building will not have access, including, but not limited to, service elevators, mechanical, telephone, electrical, janitorial and similar rooms and air and water refrigeration equipment.

(ee) “Substantial Completion Date” means the date that Landlord notifies Tenant it has completed Finish Out Work (as defined in Exhibit D hereto) and tenders possession of the Premises to Tenant.

(ff) “Taxes” means all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Project or by others, subsequently created or otherwise and any other taxes, association dues and assessments attributable to the Project or its operation, excluding, however, federal and state income taxes, franchise taxes, inheritance, estate, gift, corporation, net profits or any similar tax for which Landlord becomes liable and/or which may be imposed upon or assessed against Landlord.

(gg) “Tenant Related Party” means any officer, director, partner, employee, agent or contractor of Tenant.

(hh) “Tenant’s Share” means 12.1968%, which is the proportion which the Rentable Area of the Premises bears to the Rentable Area of the Building.

(ii) “Tenant’s Share of Basic Operating Costs” means the Tenant’s Share of the amount, if any, by which the Basic Operating Costs during any calendar year of the Lease Term exceed the Base Amount.

2. Lease Grant. Upon the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises and the non-exclusive right to use the Common Areas, subject to all of the terms and conditions of this Lease (including the Rules and Regulations).

3. Lease Term; Acceptance of Premises; Early Termination.

(a) This Lease shall continue in force during a period beginning on the Effective Date of this Lease and ending on the expiration of the Lease Term, unless this Lease is terminated early (pursuant to a right to so terminate specifically set forth in this Lease) or extended to a later date pursuant to any other term or provision hereof.

(b) If the Commencement Date is delayed due to any omission, delay or default by Tenant or anyone acting under or for Tenant (each, a “Tenant Delay”), Landlord shall have no liability for such delay and the obligations of Tenant under this Lease (including, without limitation, the obligation to pay Rent) shall nonetheless commence as of the date that the Commencement Date would have occurred but for such Tenant Delay. If Landlord fails to achieve Substantial Completion (as defined in paragraph 9 of Exhibit “D” hereto) by August 1, 2004 for reasons that are not attributable to a Tenant Delay or Force Majeure, Landlord shall reimburse Tenant for the amount by which the “holdover” penalty charges that Tenant is required to pay its existing landlord exceeds the rent and other charges that Tenant would have had to pay to such landlord if it was not holding over.

(c) Tenant shall accept the Premises upon substantial completion of construction within the Premises and the issuance of an occupancy permit from the city of Plano, Texas, notwithstanding the completion by Landlord of minor punch list items that do not materially interfere with Tenant’s use and/or occupancy of the Premises. Tenant agrees to sign an acceptance of Premises document, which shall be provided by the Landlord.

(d) Tenant shall have a one-time right to terminate this Lease as of June 30, 2007 (the “Early Termination Date”) provided that the following conditions precedent shall have been satisfied:

(i) On the Early Termination Date, no Event of Default shall have occurred and be continuing and no event shall have occurred that with the passage of time or the giving of notice could ripen into an Event of Default;

(ii) Tenant shall have given Landlord written notice (“Termination Notice”) of its election to exercise its right to terminate this Lease no later than March 30, 2007;

(iii) Contemporaneously with the giving of the Termination Notice, Tenant shall have paid to Landlord in cash a termination fee equal to the sum of $134,964.50 plus the Unamortized Costs. The term “Unamortized Costs” shall mean unamortized Lease-Up Costs as of the Early Termination Date if such Lease-Up Costs were being fully amortized on a straight-line basis over the 63 months of the initial Lease Term at an interest of 12% per annum. “Lease-Up Costs” shall mean the Tenant Allowance (as defined on Exhibit C), all leasing commissions paid to Brokers by Landlord in connection with this Lease and all other out-of-pocket expenses incurred by Landlord with respect to this Lease.

4. Use. The Premises shall be used solely as a network operations center and for general office purposes and for no other purpose. Tenant shall (i) secure the doors providing access to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Related Parties and any of Tenant’s transferees, contractors or licensees in the Common Areas and the Project, from unlawful intrusion, theft, fire and other hazards; (ii) keep and maintain in good working order all security and safety devices installed in the Premises by or for the benefit of Tenant (such as locks, smoke detectors and burglar alarms); and (iii) cooperate with Landlord and other tenants in the Building on Building safety matters. Tenant acknowledges that Landlord is not a guarantor of the security or safety of Tenant, its employees and invitees or their property; and that such security and safety matters are the responsibility of Tenant and the local law enforcement authorities, subject, however, to Landlord’s obligation to provide the services set forth in Section 9(a)(9) below.

5. Payment of Rent. Except as otherwise expressly provided in this Lease, the Rent shall be due and payable to Landlord in advance in monthly installments on the first (1st) day of each calendar month during the Lease Term, at Landlord’s address as provided on the signature page of this Lease or to such other person or at such other address as Landlord may from time to time designate in writing. Landlord may, at its option, bill Tenant for Rent, but no delay or failure by Landlord in providing such a bill shall relieve Tenant from the obligation to pay the Base Rental on the first (1st) day of each month as provided herein. All payments shall be in the form of a check unless otherwise agreed by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds. The Rent shall be paid without notice, demand, abatement, deduction or offset, except as otherwise expressly provided in this Lease. If the Lease Term commences on other than the first (1st) day of a calendar month, then the Base Rental for such partial month shall be prorated and paid at the rental rate applicable during the first full month of the Lease Term. Any such prorated Base Rental, plus the Base Rental for the first full month of the Lease Term, is being deposited with Landlord by Tenant contemporaneously with the delivery by Tenant to Landlord of an executed copy of this Lease and shall be applied to the payment of Base Rental by Landlord for the appropriate periods without any further notice by Tenant. If the Lease Term commences or ends at any time other than the first day of a calendar year, the Tenant’s Share of Basic Operating Costs shall be prorated for such year according to the number of days of the Lease Term in such year.

6. Basic Operating Costs.

(a) In addition to Base Rental, Tenant shall pay to Landlord all the electricity consumed on the Premises during the Lease Term (as determined by pro-rata share of space or a separate meter to be placed in the Premises as part of the Tenant Improvements). Each month, Landlord shall deliver to Tenant a statement showing the cost of the electricity consumed on the Premises by Tenant for the preceding calendar month and Tenant shall pay such statement promptly (but in no event less than ten (10) days) after Tenant’s receipt of such statement.

(b) Tenant shall also pay to Landlord Tenant’s Share of Basic Operating Costs in excess of the Base Amount. If the Lease Term commences or ends at any time other than the first day of a calendar year, Tenant’s Share of Basic Operating Costs shall be prorated for such year according to the number of days of the Lease Term in such year. Prior to the commencement of each calendar year during the Lease Term after the calendar year in which the Lease Term commences, Landlord may, at its option, provide Tenant with a then current estimate of Basic Operating Costs for the upcoming calendar year, and thereafter Tenant shall pay, as additional rental, in monthly installments in accordance with Section 5, the estimated Tenant’s Share of Basic Operating Costs for the calendar year in question. The failure of Landlord to estimate Basic Operating Costs and bill Tenant on a monthly basis shall in no event relieve Tenant of its obligation to pay Tenant’s Share of Basic Operating Costs. In the event the Building is not at least ninety-five percent (95%) occupied during any year of the Lease Term (including the calendar year in which the Lease Term commences), the Basic Operating Costs shall be “grossed up” by increasing the variable components of Basic Operating Costs to the amount which Landlord projects would have been incurred had the Building been ninety-five percent (95%) occupied during such year, such amount to be annualized for any partial year.

(c) By April 1 of each calendar year during Tenant’s occupancy (including the calendar year following the year in which the Lease Term is terminated), or as soon thereafter as possible, Landlord shall furnish to Tenant a statement of Tenant’s Share of Basic Operating Costs (the “Statement”). In the event of an underpayment by Tenant because of any difference between the amount, if any, collected by Landlord from Tenant for the estimated Tenant’s Share of Basic Operating Costs and the actual amount of Tenant’s Share of Basic Operating Costs, Tenant shall pay the amount of such underpayment to Landlord within thirty (30) days following delivery of the Statement. In the event of an overpayment by Tenant because of any difference between the amount, if any, collected by Landlord from Tenant for the estimated Tenant’s Share of Basic Operating Costs and the actual amount of Tenant’s Share of Basic Operating Costs, Landlord shall credit such overpayment against the next succeeding monthly installments of Tenant’s Share of Basic Operating Costs.

(d) “Basic Operating Costs” means all direct and, to the extent provided in Section 6(d)(1), indirect costs and expenses incurred in each calendar year of operating, maintaining, repairing, managing and, to the extent specifically provided below, owning the Project, including, without limitation, the following:

(1) Wages, salaries and other compensation of all employees engaged in the direct operation and maintenance of the Project, employer’s social security taxes, unemployment taxes or insurance and any other taxes which may be levied on such wages, salaries and other compensation, and the cost of medical, disability and life insurance and pension or retirement benefits for such employees; provided, however, with respect to employees engaged in the operation and maintenance of other buildings owned by Landlord (or an affiliate of Landlord), other than the Project, such items shall be fairly apportioned among all such buildings;

(2) Cost of leasing or purchasing all supplies, tools, equipment and materials used in the operation, maintenance, repair and management of the Project;

(3) Except to the extent the same are paid directly or separately by Tenant (in which case the equivalent costs attributable to any other tenant shall be excluded so that, for example, if Tenant pays separately for electricity used in the Premises, there shall be excluded from Basic Operating Costs, the cost of electricity furnished to all other tenants) to the applicable provider or to Landlord, the cost of all utilities for the Project (both interior and exterior), including, without limitation, the cost of water and power, electrical utilities, sewage, heating, lighting, air conditioning and ventilation for the Project;

(4) Cost of all maintenance and service agreements for the Project and surrounding grounds, including, but not limited to, janitorial service, pest control, security service, equipment leasing, energy management system leasing, landscape maintenance, alarm service, window cleaning, metal finishing and elevator maintenance;

(5) Cost of all insurance relating to the Project (collectively, “Insurance Costs”), including, but not limited to, fire and extended coverage insurance, rental interruption insurance and liability insurance applicable to the Project and Landlord’s personal property used in connection therewith, plus the cost of all deductible payments made by Landlord in connection therewith (but only to the extent not already deducted as a Basic Operating Cost);

(6) All Taxes (if the amount of Taxes payable for any calendar year, including the amount of Taxes included in the Base Amount, is changed by final determination of legal proceedings, settlement, or otherwise, such changed amount shall be the Taxes for such year);

(7) Cost of repairs and general maintenance for the Project (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant or other third parties);

(8) Legal expenses incurred with respect to the Project which relate directly to the operation of the Project and which benefit all of the tenants of the Project generally, such as legal proceedings to abate offensive activities or uses or reduce property taxes, but excluding legal expenses incurred because of Landlord’s violations of the American with Disabilities Act or similar laws or regulations or related to the collection of Rent or to the sale, leasing or financing of the Project;

(9) Fees for management services, whether provided by an independent management company, by Landlord or by any affiliate of Landlord, but only to the extent that the costs of such services do not exceed competitive costs for comparable services in comparable buildings of the class, type, size, age and location of the Building in the Market Area;

(10) Expenses incurred in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but not in effect or applicable to the Project, as of the Effective Date of this Lease;

(11) Amortization of the cost of installation of capital investment items which (A) Landlord reasonably believes will either (i) reduce (or avoid increases in) Basic Operating Costs, or (ii) promote safety, or (B) may be required in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but was not in effect or applicable to the Project, as of the Effective Date of this Lease. All costs of such capital investment items shall be amortized, together with an amount equal to interest at twelve percent (12%) per annum, with the amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the remaining useful life of the Building; and

(12) Costs of ad valorem tax consultants.

(e) Notwithstanding anything to the contrary in this Lease, Basic Operating Costs shall not include any expenses or costs for the following items:

(1) Except as provided in Section 6(d)(11), costs that under generally accepted accounting principles are required to be classified as capital expenditures, and related amortization thereof;

(2) Except as provided in Section 6(d)(11), depreciation or amortization of the Building or its contents or components;

(3) Expenses for the preparation of space (including tenant finish out costs) or other similar type work which Landlord performs for any tenant or prospective tenant of the Building;

(4) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including, but not limited to, marketing costs and leasing commissions;

(5) Except as provided in Section 6(d)(8), legal expenses;

(6) Interest, amortization or other costs associated with any mortgage, loan or refinancing of the Project;

(7) Any ground rent incurred for the Project;

(8) Alterations, concessions, services, improvements and decorations for other tenants of the Building;

(9) Advertising and promotional expenses for the Building or the Project;

(10) Contributions to charitable organizations;

(11) Contributions to operating expense reserves;

(12) Interest and penalties due to payment of taxes, utility bills or similar charges after their due date; or

(13) Cost of artwork such as sculptures or paintings used to decorate the Building.

(f) If there exists any dispute as to the calculation of Tenant’s Share of Basic Operating Costs (a “Dispute”), the events, errors, acts or omissions giving rise to the Dispute shall not constitute a breach or default by Landlord nor shall Landlord be liable to Tenant, except as specifically provided below. If there is a Dispute, Tenant shall so notify Landlord in writing within thirty (30) days after receipt of the Statement. Such notice shall specify the items in Dispute. Notwithstanding the existence of a Dispute, Tenant shall timely pay the amount in dispute as and when required under this Lease, provided such payment shall be without prejudice to Tenant’s position. Upon receipt of such payment, Landlord shall thereafter provide Tenant with such supplementary information regarding the items in Dispute as may be reasonably requested by Tenant in an effort to resolve such

Dispute; provided, however, that Landlord shall not be required to provide any supplementary information to Tenant unless all sums shown to be due by Tenant on the Statement are paid in full. If Landlord and Tenant are unable to resolve such Dispute, such Dispute shall be referred to a mutually satisfactory third party certified public accountant for final resolution, subject to the audit rights of Tenant contained in Section 6(g). The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute). If a Dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days thereafter, refund any overpayment to Tenant, together with interest from the time of such overpayment at ten percent (10%) per annum. The determination of such certified public accountant shall be final and binding, subject to the audit rights of Tenant contained in Section 6(g), and final settlement shall be made within thirty (30) days after receipt of such accountant’s decision. If Tenant fails to dispute the calculation of Tenant’s Share of Basic Operating Costs in accordance with the procedures and within the time periods specified in this Section 6(f), or request an audit of the Basic Operating Costs in accordance with the procedures and within the time periods specified in Section 6(g), the Statement shall be considered final and binding for the calendar year in question.

(g) Tenant, at Tenant’s expense, shall have the right, no more frequently than once per calendar year, following thirty (30) days’ prior written notice (such written notice to be given within sixty [60] days following Tenant’s receipt of Landlord’s Statement delivered in accordance with Section 6(c)) to Landlord, to audit Landlord’s books and records relating to Basic Operating Costs for the immediately preceding calendar year only; provided that such audit must be concluded within one hundred twenty (120) days after Tenant’s receipt of Landlord’s Statement for the year to which such audit relates; and provided further that the conduct of such audit must not unreasonably interfere with the conduct of Landlord’s business. Without limitation upon the foregoing, Tenant’s right to audit Landlord’s books and records shall be subject to the following conditions:

(1) No audit shall be allowed unless Basic Operating Costs for the calendar year in question have increased by more than five percent (5%) over Basic Operating Costs for the immediately preceding calendar year;

(2) Such audit shall be conducted during Normal Business Hours and at the location where Landlord maintains its books and records;

(3) Tenant shall deliver to Landlord a copy of the results of such audit within five (5) days after its receipt by Tenant;

(4) No audit shall be permitted if an Event of Default by Tenant has occurred and is continuing under this Lease, including any failure by Tenant to pay an amount in Dispute;

(5) Tenant shall reimburse Landlord within ten (10) days following written demand for the cost of all copies requested by Tenant’s auditor;

(6) Such audit must be conducted by an independent, nationally-recognized accounting firm or a local accounting firm reasonably acceptable to Landlord that is not being compensated by Tenant on a contingency fee basis and which has agreed with Landlord in writing to keep the results of such audit confidential by executing and delivering to Landlord a confidentiality agreement in the form of Exhibit “F” attached to this Lease, such confidentiality agreement to also be signed and delivered to Landlord by Tenant;

(7) No subtenant shall have the right to audit;

(8) If, for any calendar year, an assignee of Tenant (as permitted by this Lease) has audited or given notice of an audit, Tenant will be prohibited from auditing such calendar year, unless in the case of an audit having been noticed but not yet performed by such assignee, the assignee withdraws its audit notice, and, similarly, if Tenant has audited such calendar year or given such notice, the foregoing restrictions of this Section 6(g)(8) will apply to the assignee’s right to audit; and

(9) Any assignee’s audit right will be limited to the period after the effective date of the assignment.

Unless Landlord in good faith disputes the results of such audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment or underpayment of Tenant’s Share of Basic Operating Costs within thirty (30) days after delivery of such audit to Landlord. In the event of an overpayment by Tenant, within thirty (30) days following the delivery of such audit, Landlord shall, if no Event of Default exists hereunder, make a cash payment to Tenant in the amount of such overpayment, or, if an Event of Default exists hereunder, credit such overpayment against delinquent Rent and make a cash payment to Tenant for the balance. In the event Landlord in good faith disputes the results of any such audit, the parties shall in good faith attempt to resolve any disputed items. If Landlord and Tenant are able to resolve such dispute, final settlement shall be made within thirty (30) days after resolution of the dispute. If the parties are unable to resolve any such dispute, any sum on which there is no longer dispute shall be paid and any remaining disputed items shall be referred to a mutually satisfactory third party certified public accountant for final resolution. The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute). The determination of such certified public accountant shall be final and binding and final settlement shall be made within thirty (30) days after receipt of such accountant’s decision.

(h) Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions of this Lease for determining charges, amounts and rent payable by Tenant (including without limitation, payments Tenant’s Share of Basic Operating Costs) are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.004 OF THE TEXAS PROPERTY CODE, AS AMENDED FROM TIME TO TIME.

7. Late Payments; Dishonored Checks.

(a) In the event any installment of Rent is not received within five (5) days after the date due (without in any way implying Landlord’s consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of Rent, a late payment charge equal to five percent (5%) of the installment of Rent due, it being understood that said late payment charge shall be for the purpose of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late payments. Notwithstanding the foregoing, the late payment charge shall increase to ten percent (10%) of the installment of Rent due if Tenant becomes responsible for a late payment charge more than twice during any consecutive twelve (12) month period. Such charge shall revert to five percent (5%) after Tenant has paid Rent for twelve (12) consecutive months without incurring a late charge. In the event of any such late payment(s) by Tenant, the additional costs and expenses so resulting to Landlord will be difficult to ascertain precisely and the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such additional costs and expenses. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any other rights or remedies granted hereunder unless such default is otherwise cured within the time period provided in this Lease.

(b) In addition to the late payment charge contained in Section 7(a), all Rent, if not paid within thirty (30) days of the date due, shall, at the option of Landlord, and to the extent permitted by law, bear interest from the date due until paid at the Default Rate.

(c) If any check is tendered by Tenant and not duly honored with good funds, Tenant shall, in addition to any other remedies available to Landlord under this Lease, pay Landlord a “NSF” fee of $25.00.

8. Security Deposit.

(a) The Security Deposit shall be deposited with Landlord by Tenant contemporaneously with the delivery by Tenant to Landlord of this Lease. The Security Deposit shall be held by Landlord, without liability for interest, as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease. If Tenant fails to pay Rent or any other amount owed to Landlord under this Lease, Landlord may, from time to time, without prejudice to any other remedy, recoup from the Security Deposit the amount necessary to make good any such arrearages of Rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit (and specifically excluding the application of the Security Deposit in accordance with paragraph (b) below), Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Landlord transfers its interest in the Project during the term of this Lease, Landlord may assign the Security Deposit to the transferee and upon assumption by such transferee of liability for the Security Deposit, Landlord shall have no further liability for the return of such Security Deposit.

(b) Provided no Event of Default has occurred and is continuing, Landlord shall apply the funds being held as the Security Deposit to the payment of the monthly Base Rental due for the calendar months of January, 2005 through August, 2005.

(c) On or before September 1, 2005, Tenant shall deposit with Landlord an amount sufficient to increase the total amount of the Security Deposit to $35,000.00 for the remaining Lease Term.

9. Services to be Furnished by Landlord.

(a) So long as no Event of Default exists under this Lease, Landlord agrees to furnish Tenant the following services:

(1) Facilities for hot and cold water at those points of supply provided for general use of other tenants in the Building and as necessary to service any kitchen facilities within the Premises approved by Landlord and provided solely for the use of Tenant and its employees, and central heat and air conditioning in season (the cost of such service to be paid by Tenant and other tenants of the Project in accordance with Section 6(d)(3), and the cost of such service during other than Normal Business Hours to be paid as set forth in Section 9(a)(8)), during Normal Business Hours, at such temperatures and in such amounts as are considered to be standard for similar class office buildings within a three (3) mile radius of the Building or as required by governmental authorities (including energy conservation requirements).

(2) Routine maintenance for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

(3) Janitorial service, five (5) days per week, exclusive of Normal Business Holidays, at a level comparable to that provided in similar class office buildings within a three (3) mile radius of the Building.

(4) All Building Standard fluorescent and incandescent bulb and ballast replacement in the Premises, the Common Areas and the Service Areas.

(5) Tenant shall have access to the Building at all times provided, however, except during Normal Business Hours access to the Building (or to the floor on which the Premises are located) shall be limited through the use of master entry cards and/or keys. Tenant shall receive fifty (50) master entry cards and/or keys for the Premises. Tenant shall reimburse Landlord for the cost of each additional card and/or key and for each replacement card and/or key for any card and/or key lost by or stolen from Tenant. The cost of additional keys shall be $3.50 per key and the cost of additional cards shall be $20.00 per card. Tenant agrees to surrender all master entry cards and/or keys in its possession upon the expiration or earlier termination of this Lease. Any lost cards and/or keys shall be canceled. Landlord shall have no liability to Tenant, its employees, agents, contractors, invitees, or licensees for losses due to theft or burglary (other than theft or burglary committed by employees of Landlord), or for damages done by unauthorized persons in the Premises or on the Project. Tenant shall cooperate fully in Landlord’s efforts to control access in the Building and shall follow all regulations promulgated by

Landlord with respect thereto which are adopted in accordance with Exhibit “C”. Tenant may, at its sole cost and expense, install its own card-key access system to the Premises and other security devices within the Premises provided Tenant affords Landlord the ability to gain access to the Premises in circumstances expressly permitted by this Lease.

(6) Electricity and proper facilities to furnish (A) Building Standard lighting (which shall be defined as an average load of two [2] watts per square foot of Rentable Area of the Premises multiplied by the number of Normal Business Hours in each month), and (B) sufficient electrical power for normal office machines (including electric typewriters, desk-top computer facilities and desk-top word processing facilities) and other machines of similar electrical consumption (“Miscellaneous Power”), provided that Tenant’s Miscellaneous Power requirements shall not exceed six (6) watts per square foot of Rentable Area of the Premises, of connected load or two (2) watts per square foot of Rentable Area of the Premises of demand load multiplied by the number of Normal Business Hours in each month (as measured by one or more separate watt hour meters), or require a voltage greater than 120/208 volts 3-phase or require more than 500 watts for any piece of equipment (the “Building Standard Electrical Design Load”). In the event Landlord determines that Tenant will require, or is consuming, special lighting in excess of Building Standard or Miscellaneous Power in excess of the Building Standard Electrical Design Load, Tenant shall reimburse Landlord for the cost of any additional equipment, such as transformers, risers and supplemental air conditioning equipment, which Landlord’s engineer reasonably deems necessary to accommodate such above-standard consumption (without implying any obligation on the part of Landlord to accommodate such use), and Landlord may install separate meters to all or a portion of the Premises at the cost of Tenant. In the event separate utility meters are provided to the Premises, Landlord may elect to have all charges for the utilities separately metered to the Premises billed directly to Tenant and Landlord shall make a corresponding adjustment to Tenant’s Share of Basic Operating Costs.

(7) Passenger elevator service in common with other tenants of the Building for ingress to and egress from the floor(s) upon which the Premises are situated, twenty-four (24) hours a day, seven (7) days a week, and non-exclusive freight elevator service to the Premises during Normal Business Hours and at other times upon reasonable prior notice to Landlord and approval of the Building manager. Any passenger or freight elevator use shall be subject to the Rules and Regulations for the Building and shall be subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems.

(8) Suite 120 and Suite 232 (the server room adjacent to Suite 260) shall be separately metered and heating and air conditioning shall be available to Tenant in such suite 24 hours a day, seven days a week. Heating and air conditioning during other than Normal Business Hours shall be furnished for Suite 260 (excluding Suite 232) only upon the prior request of Tenant made in accordance with such procedures as are, from time to time, prescribed by the Building manager, and Tenant shall bear the cost of such heating and air conditioning service at a rate equal to the cost incurred by Landlord to provide such service; provided, however, there shall be a two (2) hour minimum charge when such service is requested and the after-hours HVAC rate may be adjusted, from time to time, to reflect increases in the costs incurred by Landlord in providing such service. In the event any other tenant within the same HVAC zone as the Premises also requests after-hours heating or air conditioning during the same period as Tenant, Landlord shall equitably allocate the cost thereof among all tenants within the same HVAC zone requesting such service.

(b) In the event Landlord agrees to provide any additional services at the specific request of Tenant, without implying any obligation on the part of Landlord to do so, the provision of such services shall, unless otherwise specifically agreed in writing, be subject to the availability of Building personnel, and, if the provision of any such service requires Landlord to incur any out-of-pocket cost, Tenant shall reimburse Landlord for the cost of providing such service (plus an administrative charge equal to ten percent [10%] of such cost, plus applicable sales tax) within ten (10) days following receipt of an invoice from Landlord. Unless Landlord has agreed with Tenant to the contrary in writing, Landlord may discontinue the provision of such additional service at any time upon thirty (30) days advance written notice (or immediately upon the occurrence of an Event of Default).

(c) The unintentional failure by Landlord, to any extent, to furnish services required to be furnished by Landlord hereunder, or any cessation thereof, shall not render Landlord liable in any respect for damages (including, without limitation, business interruption damages) to persons or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement set forth in this Lease. Should any of such services be interrupted, Landlord shall use reasonable diligence to restore the same promptly, but Tenant shall have no claim for rebate of Rent, damages or eviction on account thereof. Notwithstanding the foregoing, subject to Section 24 (Casualty Damage) and Section 25 (Condemnation), if any portion of the Premises becomes unfit for occupancy because Landlord fails to deliver any service required under this Section 9 for any period exceeding three (3) consecutive business days (excluding Normal Business Holidays) after receipt of notice of such failure from Tenant, and provided such failure is not caused by Tenant or any Tenant Related Party, Landlord shall allow Tenant an equitable abatement of Rent (based on the severity of the interruption and the amount of space unfit for occupancy) effective from the sixth (6th) business day (excluding Normal Business Holidays) following the earlier to occur of (i) the date on which Tenant first provided Landlord with written notice of the interruption of such service, and (ii) the date on which Landlord first acquired actual knowledge of the interruption of such service, until such portion of the Premises is again fit for occupancy and such service is restored.

10. Graphics; Signage. Tenant shall have the right to use one space (to be designated by Landlord) on the monument sign in the front of the Building. Landlord, at its expense, shall install Tenant’s name plate on the monument sign. Landlord reserves full right of approval and rejection of any and all of Tenant’s signs on the Premises. Landlord will maintain a directory of all tenants of the Building in the main lobby of the Building and will be entitled to be listed in the directory in a manner consistent with the listing of other tenants (the cost of which shall be borne by Landlord). In addition, Landlord, at its expense, will install a suite sign with Tenant’s name outside the main entrance to the Premises.

11. Telecommunications.

(a) In the event that Tenant wishes to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Building as of the date of Tenant’s execution of this Lease (“Provider”), such Provider shall be required to obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, before installing its lines or equipment within the Project. In no event shall the Provider be permitted to provide service to any occupant of the Project other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

(b) Landlord’s refusal to give its consent to the installation of lines or equipment by the Provider shall be deemed reasonable unless all of the following conditions are satisfied to Landlord’s satisfaction, the satisfaction of such conditions to be evidenced by a written agreement between Provider and Landlord or by any other means acceptable to Landlord in its reasonable judgment:

(1) Landlord shall incur no expense whatsoever with respect to any aspect of Provider’s provision of its services, including, without limitation, the costs of installation, materials, utilities (including the cost of any separate meters) and service;

(2) Prior to commencement of any work in or about the Building by Provider, Provider shall supply Landlord with such written indemnities, insurance verifications, financial statements, and such other items as Landlord reasonably deems to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the Provider;

(3) Prior to the commencement of any work in or about the Building by the Provider, the Provider shall agree to abide by the Rules and Regulations and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building, and the Landlord, including, without limitation, providing security in such form and amount as determined by Landlord;

(4) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the Provider’s equipment and materials;

(5) The Provider is licensed and reputable; and

(6) The Provider agrees to compensate Landlord for space used in the Building for the storage and maintenance of the Provider’s equipment and for all costs that may be incurred by Landlord in arranging for access by the Provider’s personnel, security for Provider’s equipment, and any other such costs as Landlord may reasonably expect to incur.

(c) Landlord’s consent under this section shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of Provider.

(d) Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole risk and expense of Tenant.

(e) Tenant agrees that, to the extent service by Provider is interrupted, curtailed, or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service.

(f) The provisions of this Section 11 may be enforced solely by the Tenant and Landlord, and are not for the benefit of any other party. No Provider shall be deemed a third party beneficiary of this Lease.

12. Repairs and Maintenance by Landlord. Except as provided in Section 14, Landlord shall be responsible for the maintenance and repair of exterior and load-bearing walls, floors (but not floor coverings), mechanical, electrical, plumbing and HVAC systems and equipment which are Building Standard, the roof of the Building, the Common Areas (including restrooms located on any full floors leased by Tenant), the Service Areas and the Parking Areas. In no event shall Landlord be responsible for the maintenance or repair of improvements made by or at the request of Tenant which are not Building Standard. All requests for repairs must be submitted to Landlord in writing, except in the case of an emergency. Repairs and maintenance by Landlord pursuant to this Section 12 are included in Basic Operating Costs, except to the extent excluded by Section 6(e).

13. Maintenance by Tenant. Tenant shall maintain the Premises in a clean and orderly condition and shall not commit or allow any waste to be committed on any portion of the Premises. At the expiration or early termination of this Lease, Tenant shall deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear and damage by fire or casualty loss (unless caused by Tenant) excepted.

14. Repairs by Tenant. Tenant shall, at Tenant’s cost, repair or replace any damage to the Premises (including doors and door frames, interior windows and any kitchen equipment, such as dishwashers, sinks, refrigerators, trash compactors and plumbing and other mechanical systems related thereto) that is not due to normal wear and tear and is not caused by Landlord and any damage to the Project, or any part thereof, caused by Tenant or any employee, officer, contractor, agent, subtenant, guest, licensee or invitee of Tenant (except that with respect to any such damage outside of the Premises or below floor coverings, above ceilings or behind walls or columns, such damage shall be repaired by Landlord, and Tenant shall reimburse Landlord for the cost of such repairs or replacements, plus an administrative charge equal to ten percent (10%) of the cost of such repairs or replacements. If Tenant fails to make such repairs or replacements within thirty (30) days after receipt of written notice from Landlord, Landlord may, at Landlord’s option, make such repairs or replacements, and Tenant shall reimburse Landlord for the cost of such repairs or replacements, plus an administrative charge equal to ten percent (10%) of the cost of such repairs or replacements. Reimbursement for all repairs performed by Landlord pursuant to this Section 14 shall be payable as additional Rent by Tenant to Landlord within ten (10) days following Tenant’s receipt of an invoice from Landlord. Notwithstanding anything contained herein to the contrary, if any such damage is covered by Landlord’s insurance, in whole or in part, Tenant’s liability under this Section 14 shall be limited to the deductible payable by Landlord and any portion of the cost of repairing such damage not covered by Landlord’s insurance. In connection with repairs or replacements made by Tenant, Tenant shall provide Landlord with a copy of the contractor agreement regarding such repairs, copies of certificates of insurance evidencing contractor coverage satisfactory to Landlord, copies of “as-built” plans and specifications and other information or documentation reasonably required by Landlord, including evidence of the lien-free completion of such repairs or replacements.

15. Alterations, Additions, Improvements.

(a) Tenant will make no alteration, change, improvement, replacement or addition to the Premises (collectively, “Alterations”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to interior Alterations which will not affect, in any way, the mechanical, electrical, plumbing, HVAC, structural and/or fire and life safety components of the Building (“Non-Structural Alterations”). Landlord may, at its option, require Tenant to submit plans and specifications to Landlord for approval prior to commencing any Alterations. All Alterations (other than Non-Structural Alterations) shall be performed by a contractor on Landlord’s approved list (a copy of which may be obtained from the Building manager). All Alterations shall be done in a good and workmanlike manner and in compliance with all applicable laws and ordinances, including, but not limited to, Title III of The Americans With Disabilities Act of 1990 or Tex. Civ. Stat. Ann. art. 9102 (collectively, the “Disability Laws”) and the Texas Architectural Barriers Statute. Tenant shall require that any contractors used by Tenant carry a comprehensive liability (including builder’s risk) insurance policy in such amounts as Landlord may reasonably require and provide proof of such insurance to Landlord prior to the commencement of any Alterations. TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH ANY ALTERATIONS PERFORMED BY TENANT. All persons performing work in the Building at the request of Tenant shall register with the Building manager prior to initiating any work. Upon completion of any Alterations, Tenant shall provide Landlord with a copy of its building permit, final inspection tag and, if plans and specifications were required by Landlord, final “as built” plans and specifications, together with evidence of the lien-free completion of such Alterations. Except for Finish Out Work described on Exhibit “D” hereto, all Alterations now or hereafter placed or constructed on the Premises at the request of Tenant shall be at Tenant’s cost. If Landlord performs such Alterations on Tenant’s behalf, the cost of such Alterations (plus a construction management fee equal to five percent [5%] of hard costs) shall be payable as additional Rent by Tenant to Landlord within ten (10) days following Tenant’s receipt of an invoice from Landlord.

(b) Upon the expiration or early termination of this Lease, Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided (1) such removal is made prior to the termination or expiration of the Lease Term; (2) Tenant is not then in default in the timely performance of any obligation or covenant under this Lease; and (3) Tenant promptly repairs all damage caused by such removal. All other property at the Premises, any Alterations to the Premises, and any other articles attached or affixed to the floor, wall, or ceiling of the Premises shall, immediately upon installation, be deemed the property of Landlord and shall be surrendered with the Premises at the termination or expiration of this Lease, without payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, at Tenant’s sole cost and expense, prior to the termination or expiration of the Lease Term, remove any and all trade fixtures, office supplies, office furniture and equipment, and wiring and cabling placed or installed by Tenant in the Premises, and any non-Building Standard Alterations (other than the Initial Improvements) installed by Tenant or installed by Landlord at Tenant’s request in the Premises and which Landlord designated as being subject to removal at the time of approval, and will repair any damage caused by such removal.

16. Laws and Regulations; Disability Laws; Building Rules and Regulations.

(a) Tenant, at Tenant’s sole cost and expense, shall comply with all current and future federal, state, municipal and other laws and ordinances applicable to the use of the Premises, the employees, agents, visitors and invitees of Tenant, and the business conducted in the Premises by Tenant, including, without limitation, all environmental laws and regulations; will not engage in any activity which would cause Landlord’s fire and extended coverage insurance to be canceled or the rate increased (or, at Landlord’s option, Landlord may allow Tenant to engage in such activity provided Tenant pays for any such increase in the insurance rate); and will not commit any act which is a nuisance or annoyance to Landlord or to other tenants in the Building or which might, in the reasonable judgment of Landlord, appreciably damage Landlord’s goodwill or reputation, or tend to injure or depreciate the value of the Building. Without limiting the foregoing, Tenant shall not place or permit to remain within the Premises any “hazardous materials” as such term is now or hereafter defined under applicable environmental laws, except cleaning supplies, copier toner or other similar type products commonly found in commercial office space, provided such items are properly labeled, stored and disposed of in accordance with all applicable governmental requirements. Notwithstanding the foregoing, nothing in this Section 16(a) shall be construed as requiring Tenant to be responsible for any legal requirements applicable to the structural portions of the Premises, any restrooms within the Building (other than restrooms constructed by or at the special request of Tenant) or the Building Standard mechanical, electrical, plumbing or HVAC systems, unless the failure to comply with any such legal requirements is caused by Tenant or anyone acting for Tenant.

(b) Tenant, at its sole cost, shall be responsible for compliance with Disability Laws with respect to (1) the Premises (excluding the Initial Improvements, if any, if Landlord engaged the architect that prepared the Plans and Specifications), (2) the Initial Improvements, if any, if Tenant engaged the architect that prepared the Plans and Specifications, (3) all Alterations made to the Premises or any other acts of Tenant after the Commencement Date, (4) all requirements of Disability Laws that relate to the employer-employee relationship or that are necessitated by the special needs of any employee, agent, visitor or invitee of Tenant and that are not required to be provided generally, including, without limitation, requirements related to auxiliary aids and graphics installed by or on behalf of Tenant (other than Base Building Signage), and (5) all requirements of Disability Laws that relate to private restrooms constructed by or at the special request of Tenant. Landlord, at its sole cost, shall be responsible for compliance with Disability Laws with respect to the Common Areas (including restrooms located upon full floors leased by Tenant) and the Service Areas and the Initial Improvements, if Landlord engaged the architect that prepared the Plans and Specifications. Neither party shall be in default under this Section 16(b) for its failure to comply with Disability Laws so long as the responsible party is either contesting in good faith, and by legal means, the enforcement of Disability Laws, or is undertaking diligent efforts to comply with Disability Laws.

(c) Tenant shall comply with the Rules and Regulations and shall cause all of its agents, employees, contractors, invitees and visitors to do so. All changes to such Rules and Regulations shall be sent by Landlord to Tenant in writing. Landlord shall have no liability to Tenant or any other person for its failure to enforce the Rules and Regulations.

(d) If Tenant discovers within the Premises the presence of mold or any conditions that reasonably can be expected to give rise to mold, such as by way of example but not limitation, water damage, mold growth, repeated complaints of respiratory ailments or eye irritation by persons occupying the Premises or any notice from a governmental authority of complaints of indoor air quality at the Premises, Tenant will notify Landlord. Landlord will have an inspection performed by an third inspector qualified to conduct such inspection. If inspection report concludes that mold is present in the Premises, Landlord will hire a contractor that specializes in mold remediation to prepare a remediation plan for the Premises. If the inspection report concludes that mold is present in the Premises due in whole or in part to actions, omissions or negligence of Landlord, Landlord will be responsible for the cost of such inspection and the cost of remediation to the extent of Landlord’s responsibility for the presence of mold at or within the Premises. If the inspection report concludes that mold is present in the Premises due in whole or in part to actions, omissions or negligence of Tenant, Tenant will be responsible for the cost of such inspection and the cost of remediation to the extent of Tenant’s responsibility for the presence of mold at or within the Premises. Any remediation plan will be subject to the approval of Landlord, which approval will not be unreasonably withheld or delayed. Upon Landlord’s approval of the plan, the contractor will promptly carry out the work contemplated in the plan in accordance with applicable laws. To the extent required by applicable state or local health or safety requirements, occupants and visitors to the Premises will be notified of the conditions and the schedule for the remediation. Landlord will have a reasonable opportunity to inspect the remediated portion of the Premises after completion of the remediation. The contractor performing the remediation will provide a written certification to Landlord and Tenant that the remediation has been completed in accordance with applicable laws.

17. Rights Reserved to Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

(c) To change the name by which the Building is designated; and

(d) To enter the Premises to show the Premises to prospective purchasers, lenders, or, during the final six months of the Lease Term, tenants; provided, however, Landlord shall use reasonable efforts to minimize any disruption to the conduct’s of Tenant’s business by reason of such entry.

18. Assignment and Subletting. Except with respect to Permitted Transfers, Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein (any assignment, sublease, transfer, or encumbrance is referred to herein as a “Transfer”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. With respect to any assignment and any subletting, Tenant shall pay to Landlord, immediately upon receipt thereof, one-half of all compensation received by Tenant for such Transfer that exceeds the Base Rental allocable to the portion of the Premises covered thereby after Tenant recovers from such excess Tenant’s reasonable and actual out-of-pocket expenses incurred in assigning or subletting the space for brokerage commissions, legal fees, advertising costs, tenant improvements and other customary tenant inducements. If no Event of Default has occurred and is continuing, Tenant may assign this Lease without the prior written consent of Landlord (i) to a parent of Tenant or a subsidiary of Tenant, (ii) in connection with the merger, acquisition, consolidation or reorganization of Tenant, (iii) the sale or offering of capital stock of Tenant, or (iv) the sale of all or substantially all of Tenant’s assets, so long as, with respect to any assignment referred to in the preceding clauses (i) through (iv), the assignee has the creditworthiness and financial wherewithal that is equal to or greater than Tenant’s on the date of this Lease and intends to use the Premises in a comparable manner to Tenant’s use. Any assignment or sublease must be in writing and Tenant shall have provided Landlord with copy of the executed copy of assignment or sublease within ten days after the date of such sublease or assignment.

19. Mechanic’s Liens. Tenant will not permit any mechanic’s liens, materialmen’s liens or other liens to be placed upon the Premises or the Project for any work performed by or at the request of Tenant, or any assignee, sublessee or licensee of Tenant, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s or other liens against the Premises or the Project. In the event any such lien is attached to the Premises or the Project and not discharged by payment, bonding or otherwise within fifteen (15) days after receipt of written notice from Landlord, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for the aforesaid purpose shall be paid by Tenant to Landlord on demand as additional Rent and shall bear interest at the Default Rate from the date paid by Landlord until reimbursed by Tenant.

20. Property Insurance. Landlord shall maintain fire and extended coverage insurance on the Building and the Premises in such amounts as Landlord’s mortgagees shall require but in no event shall such amounts be less than eighty percent (80%) of the full insurance replacement value of the Building, building systems, fixtures and equipment owned by Landlord. Such insurance shall be maintained at the expense of Landlord (as a part of the Insurance Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and in such additional amounts as are required to meet Tenant’s obligations pursuant to Section 24 hereof. Tenant shall, at Landlord’s request from time to time, provide Landlord with current certificates of insurance evidencing Tenant’s compliance with this Section 20 and Section 21. Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a policy is due to expire at least thirty (30) days prior to such expiration.

21. Liability Insurance.

(a) Tenant shall keep in force throughout the Term: (i) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against liability to the public or to any invitee of tenant or a Landlord Related Party incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may require from time to time that in Landlord’s reasonable judgment is then being customarily required by landlords of buildings comparable to the Building, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (ii) Business Auto Liability covering owned and hired vehicles with a limit of not less than $1,000,000 per accident; (iii) insurance protecting against liability under Worker’s Compensation Laws with limits at lease as required by statue; (iv) Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease-each employee; (v) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, paintings, decorations, fixtures, inventory and other business personal property located in or about the Premises to the full replacement value of the property so insured; and (vi) Business Interruption Insurance with limit of liability representing loss of at lease approximately six months of income.

(b) Each of the aforesaid policies shall (i) be provided at Tenant’s expense; (ii) name the Landlord and the building management company, if any, as additional insureds; (iii) be issued by an insurance company authorized to issue insurance in the State of Texas and rated in Best’s Insurance Guide or any successor thereto as having a “Best’s Rating” of at least “A” and a “Financial Size Category” of at least “VII” during the Term; and (iv) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice (ten days for nonpayment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at lease thirty (30) days prior to each renewal of said insurance.

(c) Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Alterations”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Alterations, without limitation including liability under any applicable structural work, act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Alterations.

(d) Landlord may maintain a policy of comprehensive general liability insurance with respect to the Land and the Building and the costs of such insurance shall be included in the Insurance Costs.

22. INDEMNITY.

(a) TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AND LANDLORD RELATED PARTY FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEY’S FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM: (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE PREMISES; OR (2) THE OPERATION OR CONDUCT OF TENANT’S BUSINESS WITHIN THE PREMISES (COLLECTIVELY, THE “CLAIMS”), UNLESS THE CLAIM IS THE RESULT OF OR CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY. IF ANY SUCH CLAIM IS MADE AGAINST LANDLORD OR ANY

LANDLORD RELATED PARTY, TENANT SHALL, AT TENANT’S SOLE COST AND EXPENSE, DEFEND SUCH CLAIM BY OR THROUGH ATTORNEYS REASONABLY ACCEPTABLE TO LANDLORD.

(b) LANDLORD SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS TENANT AND TENANT RELATED PARTY FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS’ FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM, (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE COMMON AREAS; OR (2) THE OPERATION OR CONDUCT OF LANDLORD’S BUSINESS WITHIN THE COMMON AREAS (COLLECTIVELY, THE “CLAIMS”), UNLESS THE CLAIM IS THE RESULT OF OR CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCTOF TENANT OR ANY TENANT RELATED PARTY. IF ANY SUCH CLAIM IS MADE AGAINST TENANT OR ANY TENANT RELATED PARTY, LANDLORD SHALL, AT LANDLORD’S SOLE COST AND EXPENSE, DEFEND SUCH CLAIM BY OR THROUGH ATTORNEYS REASONABLY ACCEPTABLE TO TENANT.

23. WAIVER OF SUBROGATION RIGHTS. NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, TO THE EXTENT THAT AND SO LONG AS THE SAME IS PERMITTED UNDER THE LAWS AND REGULATIONS GOVERNING THE WRITING OF INSURANCE WITHIN THE STATE OF TEXAS, ALL INSURANCE CARRIED BY EITHER LANDLORD OR TENANT SHALL PROVIDE FOR A WAIVER OF RIGHTS OF SUBROGATION AGAINST LANDLORD AND TENANT ON THE PART OF THE INSURANCE CARRIER. UNLESS THE WAIVERS CONTEMPLATED BY THIS SENTENCE ARE NOT OBTAINABLE FOR THE REASONS DESCRIBED IN THIS SECTION 23, LANDLORD AND TENANT EACH HEREBY WAIVE ANY AND ALL RIGHTS OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION AGAINST THE OTHER, ITS AGENTS, OFFICERS, OR EMPLOYEES, FOR ANY LOSS OR DAMAGE TO PROPERTY OR ANY INJURIES TO OR DEATH OF ANY PERSON WHICH IS COVERED OR WOULD HAVE BEEN COVERED UNDER THE INSURANCE POLICIES REQUIRED UNDER THIS LEASE. THE FOREGOING RELEASE SHALL NOT APPLY TO LOSSES OR DAMAGES IN EXCESS OF ACTUAL OR REQUIRED POLICY LIMITS (WHICHEVER IS GREATER) NOR TO ANY DEDUCTIBLE (UP TO A MAXIMUM OF $10,000) APPLICABLE UNDER ANY POLICY OBTAINED BY THE WAIVING PARTY. THE FAILURE OF EITHER PARTY (THE “DEFAULTING PARTY”) TO TAKE OUT OR MAINTAIN ANY INSURANCE POLICY REQUIRED UNDER THIS LEASE SHALL BE A DEFENSE TO ANY CLAIM ASSERTED BY THE DEFAULTING PARTY AGAINST THE OTHER PARTY HERETO BY REASON OF ANY LOSS SUSTAINED BY THE DEFAULTING PARTY THAT WOULD HAVE BEEN COVERED BY ANY SUCH REQUIRED POLICY. THE WAIVERS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE SHALL BE IN ADDITION TO, AND NOT IN SUBSTITUTION FOR, ANY OTHER WAIVERS, INDEMNITIES, OR EXCLUSIONS OF LIABILITIES SET FORTH IN THIS LEASE.

24. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in the judgment of an independent architect selected by Landlord, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or in the event any mortgagee under a first mortgage or first deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, or in the event of the occurrence of a casualty which is not insured under the “all risk” extended coverage insurance required to be carried by Landlord pursuant to the terms of Section 20, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within fifteen (15) days after the date of Landlord’s receipt of the estimated cost of reconstruction or determination by a mortgagee to take the proceeds, in which event the Rent hereunder shall be abated as of the date of such damage. If Landlord does not elect to terminate this Lease, Landlord shall, as soon as practicable, but no more than ninety (90) days after the date of such damage, commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building to substantially the same condition which it was in immediately prior to the occurrence of the fire or other casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture, fixtures and equipment removable by Tenant under the provisions of this Lease or any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing, and Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty, plus any deductible amounts thereunder. If Landlord determines that insurance proceeds will be insufficient to restore the Building as required by this Section 24, Landlord may, at its option, elect to either (1) terminate this Lease by written notice to Tenant, or (2) provide the extra funds necessary to complete the restoration. In the event Landlord did not originally construct any Alterations to be repaired, the time for Landlord to commence and complete such repairs shall be extended by the amount of time necessary for Landlord to obtain detailed working drawings of the Alterations to be repaired. In the event Landlord does not either commence the repairs to the Building within the time required herein, or complete the repairs to the Building within two hundred seventy (270) days after the date of such damage, Tenant may terminate the Lease by written notice thereof to Landlord given no later than thirty (30) days following the date on which Landlord was to commence or complete such repairs, as the case may be. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant an equitable abatement of Rent during the time and to the extent the Premises are unfit for occupancy and vacated by Tenant. If the Premises or any other portion of the Project is damaged by fire or other casualty resulting from the intentional acts of Tenant or any employee, officer, contractor, agent, subtenant, or licensee of Tenant, the Rent hereunder shall not be abated during the repair of such damage, and Tenant shall remain liable for the payment thereof.

25. Condemnation. If (i) the whole or substantially the whole of the Project, or (ii) the whole or such portion of the Premises as shall render the remainder reasonably unfit for Tenant’s use, shall be taken for any public or quasi-public use, by right of eminent domain or otherwise, or sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises are taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an amount representing that portion of Base Rental applicable to the portion of the Premises subject to such taking or sale, and Landlord shall to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, except that Landlord shall not be required to rebuild, repair, or replace any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Property, Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation, except that Tenant may make a separate claim upon the condemning authority for expenses related to relocation and the unamortized cost of leasehold improvements paid for by Tenant. If more than twenty five percent (25%) of the Premises shall be taken by eminent domain, condemnation or similar proceeding, then Tenant may terminate this Lease upon written notice to Landlord, and without penalty or liability to Tenant.

26. DAMAGES FROM CERTAIN CAUSES. NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, AND SUBJECT TO THE TERMS OF SECTION 23, NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE LIABLE FOR DAMAGES TO TENANT OR ANY PARTY CLAIMING THROUGH TENANT FOR ANY INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO PROPERTY OR FOR INTERRUPTION OR DAMAGE TO BUSINESS RESULTING FROM ANY OF THE FOLLOWING REASONS: (a) ANY ACT, OMISSION OR NEGLIGENCE OF TENANT OR TENANT’S EMPLOYEES, AGENTS, CONTRACTORS, OFFICERS, SUBTENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (b) ANY ACT, OMISSION OR NEGLIGENCE OF ANY OTHER TENANT WITHIN THE BUILDING, OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS, TENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (c) THE REPAIR, ALTERATION, MAINTENANCE, DAMAGE OR DESTRUCTION OF THE PREMISES OR ANY OTHER PORTION OF THE BUILDING (INCLUDING THE CONSTRUCTION OF LEASEHOLD IMPROVEMENTS FOR OTHER TENANTS OF THE BUILDING), EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY; (d) VANDALISM, THEFT, BURGLARY AND OTHER CRIMINAL ACTS (OTHER THAN THOSE COMMITTED BY LANDLORD’S

EMPLOYEES); (e) ANY DEFECT IN OR FAILURE OF EQUIPMENT, PIPES, WIRING, HEATING OR AIR CONDITIONING EQUIPMENT, STAIRS, ELEVATORS, OR SIDEWALKS, THE BURSTING OF ANY PIPES OR THE LEAKING, ESCAPING OR FLOWING OF GAS, WATER, STEAM, ELECTRICITY, OR OIL, BROKEN GLASS, OR THE BACKING UP OF ANY DRAINS, EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY; (f) INJURY DONE OR OCCASIONED BY WIND, SNOW, RAIN OR ICE, FIRE, ACT OF GOD, PUBLIC ENEMY, INJUNCTION, RIOT, STRIKE, INSURRECTION, WAR, COURT ORDER, REQUISITION, ORDER OF ANY GOVERNMENTAL BODY OR AUTHORITY, OR (g) ANY OTHER CAUSE BEYOND THE REASONABLE CONTROL OF LANDLORD. UNDER NO CIRCUMSTANCES SHALL LANDLORD BE LIABLE FOR DAMAGES RELATED TO BUSINESS INTERRUPTION OR LOSS OF PROFITS. THE PROVISIONS OF THIS SECTION 26 SHALL NOT LIMIT THE OBLIGATIONS OF LANDLORD OR THE RIGHTS OF TENANT UNDER THIS LEASE NOT INVOLVING A CLAIM FOR DAMAGES.

27. Default by Tenant.

(a) The following events shall be deemed to be events of default by Tenant under this Lease (hereinafter called an “Event of Default”):

(1) Tenant shall fail to timely pay any Rent and such failure shall continue for a period of five (5) days after written notice of such default shall have been delivered to Tenant; provided, however, once Landlord has given Tenant two (2) such notices during any twelve (12) month period (whether as to one or more than one failure to pay), Landlord shall not be required to give further notice and thereafter the failure or refusal by Tenant to timely make any payment of Rent when due hereunder within the following twelve (12) months shall be an Event of Default without notice or grace period;

(2) Tenant shall fail to comply with any terms, provisions or covenants of this Lease or any other agreement between Landlord and Tenant not requiring the payment of Rent, all of which terms, provisions and covenants shall be deemed material, and such failure shall continue for a period of thirty (30) days after written notice of such failure is delivered to Tenant or, if such failure cannot reasonably be cured within such thirty (30) day period, Tenant shall fail to commence to cure such failure within such thirty (30) day period and/or shall thereafter fail to prosecute such cure diligently and continuously to completion within sixty (60) days of the date of Landlord’s notice of default;

(3) Tenant or any Guarantor takes any action to, or notifies Landlord that Tenant or any Guarantor intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof; or a petition shall be filed against Tenant or any Guarantor under any such statute and shall not be dismissed within sixty (60) days thereafter; or

(4) a receiver or trustee shall be appointed for Tenant’s leasehold interest in the Premises or for all or a substantial part of the assets of Tenant or any Guarantor; or

(5) Tenant refuses to take occupancy of the Premises after Landlord completes the Initial Improvements.

(b) Upon the occurrence of any Event of Default, Landlord may, at its option and without further notice to Tenant and without judicial process, in addition to all other remedies given hereunder or by law or equity, do any one or more of the following: (1) terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord; (2) enter upon and take possession of the Premises and expel or remove Tenant therefrom, with or without having terminated this Lease; (3) apply all or any portion of the Security Deposit to cure such Event of Default; (4) change or re-key all locks to entrances to the Premises, and Landlord shall have no obligation to give Tenant a new key to the Premises until such Event of Default is cured; and (5) remove from the Premises any furniture, fixtures, equipment or other personal property of Tenant, without liability for trespass or conversion, and store such items either in the Project or elsewhere at the sole cost of Tenant and without liability to Tenant. Landlord may retain control over all such property for the purpose of foreclosing the security interest created by Section 34. Any of such furniture, fixtures, equipment or personal property not claimed within thirty (30) days from the date of removal shall be deemed abandoned.

(c) Exercise by Landlord of any one or more remedies hereunder shall not constitute forfeiture or an acceptance of surrender of the Premises by Tenant, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

(d) If Landlord terminates this Lease by reason of an Event of Default, Tenant shall pay to Landlord the sum of (1) the cost of recovering the Premises, (2) the unpaid Rent and all other indebtedness accrued hereunder to the date of such termination, (3) the amounts stated in Section 27(f), and (4) the total Rent which Landlord would have received under this Lease for the remainder of the Lease Term minus the Fair Market Rental Value (hereinafter defined) of the Premises for the same period, both discounted to present value at the Prime Rate (hereinafter defined) in effect upon the date of determination, and (5) any other damages or relief which Landlord may be entitled to at law or in equity. For the purposes of this section, “Fair Market Rental Value” shall be the rental rate that would be received from a comparable tenant for a comparable lease for premises and other properties of equivalent quality, size, condition and location as the Premises, taking into account any free rent or other concessions, that are generally prevailing in the market place at the time of Tenant’s default, market conditions and the period of time the Premises may reasonably be expected to remain vacant before Landlord is able to re-let the Premises to a suitable new tenant. For purposes of this section, “Prime Rate” shall mean the per annum rate of interest announced or published from time to time by Bank of America, N.A. (or its successors or assigns) as its prime commercial lending rate.

(e) If Landlord repossesses the Premises without terminating this Lease, then Tenant shall pay to Landlord (1) the cost of recovering the Premises, (2) the unpaid Rent and other indebtedness accrued to the date of such repossession, (3) the amounts stated in Section 27(f)(2), and (4) the total Rent which Landlord would have received under this Lease for the remainder of the Lease Term minus any net sums thereafter received by Landlord through re-letting the Premises during said period after deducting expenses incurred by Landlord in connection with such re-letting for advertising costs, brokerage commissions, architectural fees, tenant improvement costs and allowances and any other allowances or concessions provided by Landlord (amortized pro rata over the term of such new lease). Re-entry by Landlord will not affect the obligations of Tenant for the unexpired term of this Lease. Tenant shall not be entitled to any excess of rent obtained by re-letting over the Rent required to be paid by Tenant hereunder. Actions to collect amounts due by Tenant may be brought one or more times, without the necessity of Landlord’s waiting until the expiration of the Lease Term. In addition, Landlord may, at any time following repossession of the Premises without termination of the Lease, elect to terminate the Lease and pursue the remedies available to Landlord pursuant to Section 27(d) above in lieu of the remedies available to Landlord pursuant to this Section 27(e).

(f) In the case of an Event of Default, Tenant shall also pay to Landlord: (1) if Landlord has terminated this Lease pursuant to Section 27(d), the unamortized portion (assuming level amortization at twelve percent [12%] interest over the Lease Term) upon the date of termination of all leasing commissions, tenant improvement costs and allowances, architectural costs and allowances, any other allowances provided by Landlord and all other out-of-pocket costs of Landlord related to this Lease; and (2) all other expenses reasonably incurred by Landlord in enforcing Landlord’s remedies, including attorneys’ fees and court costs.

(g) Upon termination of this Lease or repossession of the Premises due to the occurrence of an Event of Default, Landlord shall use commercially reasonably efforts to re-let the Premises upon such terms and conditions as Landlord, in Landlord’s sole discretion, deems prudent. However, Landlord shall not be required to show preference in leasing the Premises over any other space in the Building or any other office buildings owned by Landlord or any affiliate of Landlord in the Market Area.

(h) If Tenant should fail to make any payment, perform any obligation, or cure any default hereunder within ten (10) days after receipt of written notice thereof, Landlord, without obligation to do so and without thereby waiving such failure or default, may make such payment, perform such obligation, and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and Tenant shall, within ten (10) days following written demand, pay all costs, expenses and disbursements (including attorneys’ fees) incurred by Landlord in taking such remedial action, plus, at the option of Landlord, interest thereon at the Default Rate.

(i) Nothing in this Lease will be construed as imposing any duty upon Landlord to relet the Premises. To the extent Section 91.006 of the Texas Property Code or any other laws of the State of Texas imposing on a landlord a duty to mitigate damages is applicable to Landlord as a result of an Event of Default, Landlord’s duty will be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (a) Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (b) Landlord will not be obligated to lease or show the Premises on a priority basis, or offer the Premises to a prospective tenant when other space in the Building suitable for the prospective tenant’s use is (or soon will be) available; (c) Landlord will not be obligated to lease the Premises to a Substitute Tenant for a Base Rental less than the current fair market Base Rental then prevailing for similar uses in comparable buildings in the same market area as the Building, nor will Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building; (d) Landlord will not be obligated to enter into a lease with a Substitute Tenant whose use would (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with other uses of the Building; (e) Landlord will not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and (f) Landlord will not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless: (i) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with the proposed Substitute Tenant (which payment will not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or (ii) Landlord, in Landlord’s reasonable discretion, determines that any such expenditure is financially justified in connection with entering into a lease with the prospective Substitute Tenant; and (f) Tenant hereby waives any right to assert, claim or allege that Landlord has not fulfilled its duty to mitigate damages as a result of an Event of Default if Landlord’s efforts to mitigate are in compliance with the provisions of this Section 27.

(j) In no event shall Tenant be liable to Landlord for consequential, special or punitive damages by reason of a failure to perform (or a default) by Tenant under this Lease.

28. Default by Landlord. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after Tenant delivers written notice of such failure to Landlord and to the holder(s) of any indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises, the name and address of which have been provided to Tenant in writing, provided that if such failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default hereunder as long as Landlord or such holder(s) commences the remedying of such failure within such thirty (30) day period and diligently prosecutes the same to completion, during which time Landlord and such holder(s), or either of them, or their agents or employees, shall be entitled to enter upon the Premises and do whatever may be necessary to remedy such failure. In no event shall Landlord be liable to Tenant for consequential, special or punitive damages by reason of a failure to perform (or a default) by Landlord under this Lease.

29. Quiet Enjoyment. Tenant, on paying all sums herein called for and performing and observing all of its covenants and agreements hereunder, shall and may peaceably and quietly occupy and use the Premises during the Lease Term, subject to the provisions of this Lease, all matters of record affecting the Project and applicable governmental laws, rules, and regulations; and Landlord agrees to warrant and forever defend Tenant’s right to such occupancy against the claims of any and all persons whomsoever lawfully claiming the same or any part thereof, subject only to the provisions of this Lease, all matters of record affecting the Project and all applicable governmental laws, rules, and regulations.

30. Intentionally Deleted.

31. Holding Over. Should Tenant continue to occupy the Premises after the expiration of the Lease Term without the prior written consent of Landlord, such occupancy shall be a tenancy at sufferance under all of the terms, covenants and conditions of this Lease, but at a daily Base Rental equal to the sum determined by dividing one hundred and fifty percent (150%) of the Base Rental, plus any sums due pursuant to Section 6, for the final month of the Lease Term by thirty (30). Tenant shall also pay any and all costs, expenses or damages sustained by Landlord as a result of such holdover. If Tenant consists of more than one person or entity, and if any of the persons or entities comprising Tenant continue to occupy the Premises after the expiration of the Lease Term, all other persons or entities comprising Tenant shall be deemed to have consented to such occupancy and shall continue to be jointly and severally liable for all of the terms, covenants and conditions contained in this Lease during the holdover term.

32. Change of Building Name or Common Areas.

(a) Landlord reserves the right at any time to change the name of the Building upon thirty (30) days advance written notice.

(b) Landlord hereby reserves the right to repair, change, redecorate, alter, improve, or renovate any part of the Common Areas (including, but not limited to, those located on any full floor leased by Tenant), without being held guilty of an actual or constructive eviction of Tenant or breach of any express or implied warranty and without any abatement or reduction of Rent. In exercising such right, Landlord will use reasonable efforts to minimize any interruption of Tenant’s business conducted in the Premises.

33. Subordination to Mortgage; Estoppel Agreement.

(a) This Lease shall be subordinate to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises or upon the Project, and to any renewals, modifications, consolidations, refinancing, and extensions thereof, but Tenant agrees that any such mortgagee or deed of trust beneficiary shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee or deed of trust beneficiary may deem appropriate, in its discretion. In the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any such mortgage, deed of trust or other lien, Tenant agrees, without further action hereunder, to attorn to the purchaser upon such foreclosure (or any deed in lieu of foreclosure) and recognize such purchaser as the Landlord under this Lease. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises or the Project and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may reasonably request.

(b) Upon Tenant’s written request, Landlord agrees to use reasonable efforts (but shall have no obligation to incur more than nominal costs) to obtain from Landlord’s lender, a subordination, non-disturbance and attornment agreement on such lender’s form and otherwise reasonably satisfactory to Landlord, Tenant and such lender.

(c) Tenant agrees that it will, from time to time, within ten (10) days after written request by Landlord, execute and deliver to such persons as Landlord shall designate, an estoppel agreement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that the Landlord is not in default hereunder (or if Tenant alleges a default, stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

34. Waiver of Landlord’s Lien. Landlord hereby waives, releases and negates any and all contractual liens and security interests, constitutional liens and security interests, statutory liens and security interests and/or any and all other liens and security interests arising by operation of law or otherwise, to which Landlord might now or hereafter be entitled on all equipment, furnishings, furniture, supplies, inventory or other personal property or assets which Tenant may place or permit to be placed in or about the Premises.

35. Attorney’s Fees. Tenant must pay to Landlord on demand all attorney’s fees, costs and expenses incurred by Landlord in recovery of any Rent or enforcement of Landlord’s rights under this Lease. Furthermore, if Landlord or Tenant employs an attorney to assert or defend any action arising out of the breach of any term, covenant or provision of this Lease, or to bring legal action for the unlawful detainer of the Premises, the prevailing party shall be entitled to recover from the non-prevailing party attorney’s fees and costs of suit incurred in connection therewith. For purposes of this Section 35, a party shall be considered to be the “prevailing party” to the extent that (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (1) received a judgment in its favor, or (2) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

36. No Implied Waiver. The failure of either party to insist at any time upon the strict performance of any covenant or agreement in this Lease or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The acceptance by Landlord of late payments shall not be construed as a waiver by Landlord of the requirement for timely payment nor create a course of dealing permitting such late payments. Any payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be on account of the earliest Rent due hereunder. No endorsement or statement on any check or any letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

37. Independent Obligations. The obligation of Tenant to pay Rent hereunder and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder and are independent of the Landlord’s performance of Landlord’s duties and obligations hereunder. Except as expressly provided in this Lease, Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, abate or deduct from, or offset against Rent.

38. Recourse Limitation. Tenant shall be entitled to look solely to Landlord’s equity in the Project for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any deficiency with respect to the recovery of such judgment. The provision contained in the foregoing sentence shall not limit any right that Tenant might otherwise have to obtain specific performance of Landlord’s obligations under this Lease.

39. Notices. Any notice under this Lease must be in writing, and shall be given or be served by (a) personal delivery, (b) delivery via a recognized overnight courier, (c) depositing the same in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the party to be notified at the address stated in this Lease or such other address in the continental United States of which notice has been given to the other party in the manner provided herein, or (d) via facsimile with either electronic or telephonic verification of receipt, so long as the original of the facsimile notice is deposited in the United States mail within three (3) days thereafter. Notice by personal delivery or overnight courier shall be effective upon receipt, notice by mail shall be effective upon deposit in the United States mail in the manner above described and notice by facsimile shall be effective upon electronic or telephonic verification of receipt.

40. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

41. Recordation. Tenant agrees not to record this Lease or any memorandum hereof. If required by Landlord’s mortgagee, Tenant agrees to execute a short form or memorandum of this Lease for recordation.

42. Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas. This Lease is performable in, and the exclusive venue for any action brought with respect hereto, shall be in Collin County, Texas.

43. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

44. Time of Performance. Except as otherwise expressly provided herein, time is of the essence under this Lease, including all Exhibits.

45. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Project provided the transferee assumes all of Landlord’s obligations hereunder arising after such transfer, and in such event and upon the assumption by the transferee of the obligations of Landlord hereunder, Landlord shall be released from any further obligations accruing after the date of transfer, and Tenant agrees to look solely to such successor-in-interest of Landlord for the performance of such obligations.

46. Commissions. Landlord and Tenant hereby agree to defend, indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease or the expansion of the Premises due to any action of the indemnifying party.

47. Effect of Delivery of Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option to be exercised by Tenant. This Lease shall not be effective until a copy of this Lease executed by both Landlord and Tenant is delivered by Landlord to Tenant.

48. WAIVER OF WARRANTIES AND ACCEPTANCE OF CONDITION. TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE PROJECT AND THAT THIS LEASE CONSTITUTES THE FULL AND FINAL AGREEMENT OF LANDLORD AND TENANT WITH RESPECT TO THIS LEASE OF SPACE IN THE BUILDING BY TENANT. TENANT HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY CLAIM OR CAUSE OF ACTION BASED UPON ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE PROJECT. TENANT FURTHER REPRESENTS AND WARRANTS TO LANDLORD THAT TENANT HAS HAD AN OPPORTUNITY TO MEASURE THE ACTUAL DIMENSIONS OF THE PREMISES AND THE BUILDING AND AGREES TO THE SQUARE FOOTAGE CALCULATIONS SET FORTH IN SECTIONS 1(z) AND 1(aa) OF THIS LEASE FOR ALL PURPOSES. TENANT’S TAKING POSSESSION OF THE PREMISES SHALL BE CONCLUSIVE EVIDENCE THAT (a) TENANT HAS INSPECTED (OR HAS CAUSED TO BE INSPECTED) THE PREMISES AND THE PROJECT, (b) TENANT ACCEPTS THE PREMISES AND THE PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION AND SUITABLE FOR TENANT’S PURPOSES, AND (c) THE PREMISES AND THE PROJECT FULLY COMPLY WITH LANDLORD’S COVENANTS AND OBLIGATIONS HEREUNDER.

49. Merger of Estates. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger of the Landlord’s fee estate in the Property and the leasehold interest created hereby; and upon such surrender or cancellation of this Lease, Landlord shall have the option, in Landlord’s sole discretion, to (a) either terminate all or any existing subleases or sub-tenancies, or (b) assume Tenant’s interest in any or all subleases or sub-tenancies.

50. Survival of Indemnities and Covenants. Any and all indemnities of Landlord or Tenant and any and all covenants of Landlord or Tenant not fully performed on the date of the expiration or termination of this Lease shall survive such expiration or termination.

51. Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Lease.

52. Entire Agreement; Amendments. This Lease, including the exhibits and addenda, if any, listed in Section 53, embodies the entire agreement between the parties hereto with relation to the transaction contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restrictions between the parties hereto, other than those specifically set forth herein. To be effective, any amendment or modification of this Lease must be in writing and signed by Landlord and Tenant.

53. Exhibits. The following exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

Exhibit “A”	-	Property Description
Exhibit “B”	-	Floor Plan
Exhibit “C”	-	Rules and Regulations
Exhibit “D”	-	Tenant Improvements Agreement
Exhibit “E”	-	Parking Agreement
Exhibit “F”	-	Form of Confidentiality Agreement
Exhibit “G”	-	Renewal Option

54. Joint and Several Liability. If Tenant consists of more than one person or entity, the obligations of such parties under this Lease shall be joint and several.

55. Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

56. Mail. Tenant understands and agrees that mail delivery in the Building shall be only to boxes provided by Landlord in the Building.

57. Waiver of Right To Contest Taxes. Tenant hereby waives any right it may have under Section 41.413 of Texas Tax Code to protest the appraised value of all or any portion of the Premises and the Building, and any right it may have under Section 42.015 of the Texas Tax Code to appeal an order of the appraisal review board with respect to all or any portion of the Premises and/or the Building. Tenant agrees that Landlord shall have the sole right to protest any appraisals of the Premises and the Project. Tenant also hereby waives any right it may have to receive a copy of any notice received by Landlord of reappraisal of all or any portion of the Premises and/or the Project, including without limitation any notice required under Section 41.413(d) of the Texas Tax Code. Tenant agrees that Landlord shall not be liable to Tenant for any damages for Landlord’s failure to send to Tenant a copy of any invoice of reappraisal concerning the Premises and/or the Project, irrespective of any obligation under applicable law of Landlord to provide such notice. Not withstanding the foregoing, if Tenant protests, challenges or appeals any valuation for property tax purposes of all or any portion of the Premises and/or the Project, and such valuation increases from the value protested, appealed, or challenged, Tenant agrees to indemnify Landlord on an after-tax basis for any property taxes due as a result of such increase.

58. Landlord’s Consent. Whenever this Lease requires Landlord’s consent, Landlord agrees that such consent shall be given or withheld based on Landlord’s good faith business judgment and that Landlord will not act arbitrarily or capriciously in the exercise of such business judgment.

END OF TEXT; SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

Address:	LANDLORD:

c/o Teakwood Realty Advisors, L.L.C. 16250 Dallas Parkway Suite 111	FSP WILLOW BEND OFFICE CENTER LIMITED PARTNERSHIP, a Texas limited partnership
Dallas, Texas 75248

Attn: Property Manager	By:	FSP Willow Bend Office Center LLC, its general partner

		By:	/s/ George J. Carter
		Name:	George J. Carter
		Title:	President

Address Subsequent to	TENANT:
Commencement Date:	MASERGY COMMUNICATIONS, INC.

2740 North Dallas Parkway	By:	/s/ Barry D. Nalls
Suites 120 and 260	Name:	Barry D. Nalls
Plano, Texas 75093	Title:	Pres. & CEO

Signature Page

EXHIBIT “A”

PROPERTY DESCRIPTION

DESCRIPTION, of a 7.273 acre tract situated in the J.H. Mounts Survey, Abstract No. 610, Collin County, Texas; said tract being all of Lot 6, Block A, Parkway Hills Addition, an addition to the City of Plano, Texas, according to the plat recorded in Volume –, Page – of the Plat records of Collin County, Texas; said tract being part of Lot 4, Block A, Parkway Hills Addition, an addition to the City of Plano, Texas according to the plat recorded in Volume M, Page 980 of the Plat Records of Collin County, Texas; said 7.273 acre tract being more particularly described as follows:

COMMENCING, at the intersection of the north right-of-way line of Chapel Hill Boulevard (a variable width right-of-way, 48 feet wide at this point) and the east right-of-way line of the Dallas North Tollway (a variable width right-of-way); said point being the southeast comer of Lot 2, Block A, Parkway Hills Addition, an addition to the City of Plano, Texas according to the plat recorded in Volume H, Page 484 of the Plat Records of Collin County, Texas;

THENCE, North 05 degrees, 35 minutes, 23 seconds West, along the said east right-of-way line, a distance of 264.69 feet to a point at the beginning of a curve to the right whose center bears North 84 degrees, 24 minutes, 37 seconds East, a distance of 5579.59 feet from said point;

THENCE, northerly, continuing along said east right-of-way line and said curve to the right, through a central angle of 03 degrees, 30 minutes, 44 seconds, an arc distance of 342.02 feet to a  1/2-inch iron rod with “Pacheco Koch” cap found at the POINT OF BEGINNING; said point being the northwest comer of Lot 3, Block A, Parkway Hills Addition, an addition to the City of Plano, Texas according to the plat recorded in Volume J, Page 432 of the Plat Records of Collin County, Texas;

THENCE, northerly, continuing along said east right-of-way line and said curve to the right, through a central angle of 01 degrees, 47 minutes, 09 seconds, an arc distance of l73.91 feet to a 1-inch iron rod found at the end of said curve;

THENCE, North 00 degrees, 17 minutes, 30 seconds West, continuing along said east right-of-way line, a distance of 391.31 feet to a  1/2-inch iron rod with “Pacheco Koch” cap found at the beginning of a curve to the right whose center bears North 89 degrees, 42 minutes, 30 seconds East, a distance of 1899.88 feet from said point;

THENCE, northerly, continuing along said east right-of-way line and said curve to the right, through a central angle of 01 degrees, 28 minutes, 48 seconds, an arc distance of 49.05 feet to a  1/2-inch iron rod with “Pacheco Koch” cap set for comer at the end of said curve;

THENCE, North 89 degrees, 42 minutes, 30 seconds East, departing said east right-of-way line, a distance of 512.35 feet to a  1/2-inch iron rod with “Pacheco Koch” cap set; said point being in the west line of Parkway Boulevard (a variable width right-of-way);

THENCE, South 00 degrees, 08 minutes, 50 seconds East, along said west right-of-way line, a distance of 371.87 feet to a 1-inch iron rod found at the beginning of a curve to the left whose center bears North 89 degrees, 51 minutes, 10 seconds East, a distance of 1555.00 feet from said point;

THENCE, southerly along said west right-of-way line and said curve to the left, through a central angle of 09 degrees, 05 minutes, 22 seconds, an arc distance of 246.69 feet to a  1/2-inch iron rod with “Pacheco Koch” cap found for corner at the end of said curve; said point being the northeast corner of said Lot 3;

Exhibit “A”

THENCE, North 89 degrees, 57 minutes, 07 seconds West, departing said west right-of-way line and along the north line of said Lot 3, a distance of 528.28 feet to a POINT OF BEGINNING;

CONTAINING, 316,815 square feet or 7.273 acres of land, more or less.

Exhibit “A”

EXHIBIT “B”

FLOOR PLAN

[See Attached]

Exhibit “B”

EXHIBIT “C”

RULES AND REGULATIONS

Any capitalized terms not defined in this Exhibit “C” shall have the meaning set forth in the Lease to which this Exhibit “C” is attached.

1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed, nor shall refuse, furniture, boxes or other items be placed therein by Tenant or Tenant’s officers, agents, servants, contractors and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building or Project to another part of the Building or Project. Tenant shall be responsible, at its sole cost, for the removal of any large boxes or crates not used in the ordinary course of business. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

2. Canvassing, soliciting, distributing handbills, advertising and peddling in the Building and Project are prohibited.

3. Plumbing fixtures and appliances shall be used only for the purpose for which such were constructed or installed, and no unsuitable material shall be placed therein. The cost of repair of any stoppage or damage to any such fixtures or appliances from misuse on the part of Tenant or Tenant’s officers, agents, servants, contractors, employees, guests and customers shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

4. No signs, directories, posters, advertisements, or notices visible to the public shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord. Landlord shall have the right to remove, at the expense of Tenant, all unapproved signs, directories, posters, advertisements or notices following reasonable prior notice to Tenant.

5. Tenant shall not do, or permit anything to be done, in or about the Building or Project, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein, or otherwise increase the possibility of fire or other casualty. No cooking (other than cooking through the use of a microwave oven), including grills or barbecues, shall be permitted within the Premises or on any patio adjoining the Premises.

6. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor of the Premises. All damage done to the Building by the improper placing of such heavy items shall be repaired at the sole expense of Tenant. Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building and the moving of such equipment shall be done only after written permission is obtained from Landlord and shall be performed under such conditions as Landlord may reasonably require.

7. Corridor doors, when not in use, shall be kept closed.

8. All movement of furniture and equipment into and out of the Building shall be scheduled through the Building manager and conducted outside of Normal Business Hours. All deliveries must be made via the service entrance and service elevator, when provided, during Normal Business Hours. Any delivery after Normal Business Hours must be coordinated with the Building manager. When conditions are such that Tenant must dispose of crates, boxes, and other such items, Tenant shall dispose of such items prior to or after Normal Business Hours.

9. Tenant shall cooperate with Landlord’s employees in keeping the Premises neat and clean.

10. Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with such tenants.

Exhibit “C”, Rules and Regulations – Page 1

11. No animals or birds shall be brought into or kept in or about the Building, except those assisting the disabled.

12. No machinery of any kind, other than ordinary office machines such as copiers, fax machines, personal computers and related mainframe equipment, electric typewriters and word processing equipment, shall be operated on the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

13. Tenant shall not use or keep in the Building any flammable or explosive fluid or substance (including Christmas trees and ornaments), or any illuminating materials, without the prior written approval of the Building manager.

14. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

15. No nails, hooks, or screws (other than those necessary for hanging artwork, diplomas, poster boards and other such items on interior walls) shall be driven into or inserted in any part of the Building (including doors), except as approved by Landlord.

16. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe. Tenant shall cause its officers, agents and employees to participate in any fire safety or emergency evacuation drills scheduled by Landlord.

17. No food or beverages shall be prepared, cooked or distributed from the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, Tenant shall be permitted to install refrigerators, microwave ovens, coffee machines and vending machines for the use of its own employees and guests.

18. No additional or replacement locks shall be placed upon any doors without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. All necessary keys shall be furnished by Landlord. Upon termination of the Lease, Tenant shall return all such keys to Landlord and shall provide the Landlord the combination of all locks on doors or vaults. No duplicates of keys shall be made by Tenant.

19. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent Landlord’s personnel or contractors from servicing such units as routine or emergency service may require. Tenant shall pay the cost of moving such furnishings for Landlord’s access. Tenant shall instruct all of its employees to refrain from any attempts to adjust thermostats. The lighting and air conditioning equipment of the Building shall be exclusively controlled by Landlord’s personnel.

20. No portion of the Building shall be used for the purpose of lodging rooms.

21. Tenant shall obtain Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, for the installation of window shades, blinds, drapes or any other window treatment or object that may be visible from the exterior of the Building or affect the heating and cooling of the Building. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change, at Tenant’s expense, any unapproved lighting following reasonable prior notice to Tenant.

22. No supplemental heating, air ventilation or air conditioning equipment, including space heaters and fans, shall be installed or used by Tenant without the prior written consent of Landlord.

23. No smoking shall be permitted within the Premises or anywhere else within the Project, other than those smoking areas designated by the Building manager.

Exhibit “C”, Rules and Regulations – Page 2

24. No unattended children shall be allowed within the Project.

25. Other than during Normal Business Hours, Building access shall be limited, with the result that access will require entry cards or keys and compliance with Landlord’s registration procedures.

26. Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further Rules and Regulations as in its judgment shall from time to time be necessary or advisable for the operation of the Building or the Project, providing that such Rules and Regulations are in writing and uniformly enforced against all other tenants of the Building. Such Rules and Regulations shall be binding upon Tenant upon delivery to Tenant of notice thereof in writing.

27. In the event of any inconsistency between these Rules and Regulations and the terms of the Lease, the terms of the Lease shall control.

Exhibit “C”, Rules and Regulations – Page 3

EXHIBIT “D”

TENANT IMPROVEMENTS AGREEMENT

This Tenant Improvements Agreement (herein so called) describes and specifies the rights and obligations of Landlord and Tenant under the Lease to which this Exhibit “D” is attached, with respect to the design, construction and payment for the completion of the Initial Improvements within the Premises.

1. Definitions. Any capitalized terms not defined in this Tenant Improvements Agreement shall have the meaning set forth in the Lease. Additionally, as used in this Tenant Improvements Agreement, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

(a) “Approved Space Plan” means the space plan prepared by go studio dated May 12, 2004, which has been approved by landlord and Tenant.

(b) “Contractor” means the general contractor selected in the manner provided in paragraph 3 below.

(c) “Finish Out Work” means all materials and labor to be added to the existing improvements in the Premises to complete the installation of the Initial Improvements within the Premises (except for the Demising Work) in accordance with the Plans and Specifications, including, without limitation, all air balancing and other mechanical adjustments to Building equipment serving the Premises. Tenant acknowledges and agrees that only Building Standard materials may be utilized in the performance of Finish Out Work unless otherwise approved by Landlord in writing, such approval not to be unreasonably withheld. The Finish Out Work does not include any voice or data cabling for the Premises, which shall be the responsibility of Tenant and shall be paid for by Tenant from funds other than the Tenant Allowance.

(d) “Demising Work” means all materials and labor necessary to demise the Premises from any adjacent space and from any Common Areas in accordance with the Plans and Specifications, including without limitation, extending the exterior corridor to the new entrance to the Premises, constructing demising walls and relocating doors providing access to the exterior corridor as shown on the Plans and Specifications. The Demising Work shall be performed in a manner that when completed it will have a consistent view and appearance as the remainder to the Premises (i.e., doors, carpet, paint and trim).

(e) “Plans and Specifications” means the detailed construction documents for the Initial Improvements (including the Demising Work) prepared by Landlord’s architect.

(f) “Tenant Allowance” means an amount equal to $71,000.00.

(g) “Tenant Improvements” means the Finish Out Work and the Demising Work.

2. Approval of Space Plan and Plans and Specifications. The Plans and Specifications shall be based upon the Approved Space Plan. Acting in good faith, Tenant shall approve or disapprove the Plans and Specifications within ten (10) days after receipt thereof. If Tenant does not approve the Plans and Specifications, Tenant shall specifically identify its objections and Landlord shall revise the Plans and Specifications to address Tenant’s objections and re-submit the same to Tenant for approval as soon as reasonably practicable thereafter. The foregoing process shall be implemented repeatedly until, acting in good faith, Tenant shall have approved Landlord’s construction documents. Upon approval by Tenant, such construction documents shall constitute the “Approved Plans and Specifications” hereunder.

3. Selection of Contractor. Landlord shall solicit bids for the Tenant Improvements from three (3) commercially qualified tenant finish contractors approved by Tenant (it being agreed that Tenant has approved Scott & Reid and ICI as contractors). After analyzing the bids submitted, Landlord and Tenant will mutually agree on the contractor to construct the Tenant Improvements. Landlord will then promptly enter into a guaranteed maximum price contract with the selected contractor to construct the Tenant Improvements.

Exhibit “D”, Tenant Improvements Agreement – Page 1

4. Compliance with Applicable Laws. Tenant acknowledges that Landlord shall have no responsibility for compliance of the Plans and Specifications with applicable federal, state and local statutes, codes, ordinances and other regulations, and the approval of the Plans and Specifications by Landlord shall not constitute a representation or warranty or an agreement by Landlord that such Plans and Specifications are in compliance with said statutes, codes, ordinances and other regulations.

5. Payment of Costs. Landlord shall pay all costs for the Demising Work and shall contribute toward the cost of the Finish Out Work an amount not to exceed the Tenant Allowance. It is understood and agreed that all costs (including the cost of preparation of the Approved Plans and Specifications) relating to or in connection with Finish Out Work which exceeds the Tenant Allowance shall be paid by Tenant to Landlord within ten (10) days after written demand therefor. It is also understood that in the event the cost of the Finish Out Work shall be less than the Tenant Allowance, Tenant may use such remaining funds to pay for its relocation costs. Landlord shall supervise contractor’s performance of the Finish Out Work and shall be entitled to receive a construction management fee which shall be paid by Landlord (and not from the Tenant Allowance) except that Tenant shall be obligated to pay a construction management fee equal to 5% for all costs of the Finish Out Work in excess of the Tenant Allowance, if any. In addition to the Demising Work, Landlord, at its cost and not from the Tenant Allowance, will cause those portions of the Premises that are not being refurbished and improved to be cleaned, the existing carpet shampooed and the floors waxed. No portion of the Demising Work shall be paid from the Tenant Allowance.

6. Changes to the Finish Out Work. If, after commencement of construction by Landlord, Tenant shall request, in writing, any changes, additions in the Finish Out Work, Tenant shall submit to Landlord a request in writing describing such change, addition or alteration, all of which shall be subject to Landlord’s prior written approval. Prior to commencing any change, addition or alteration, Landlord, or Landlord’s contractor, shall prepare and deliver to Tenant, for Tenant’s approval, a change order setting forth the cost of such change, which cost shall include associated architectural, engineering and construction contractor’s fees, if any. If Tenant fails to approve such change order, in writing, within five days after delivery of the same by Landlord, Tenant shall be deemed to have withdrawn the proposed change and Landlord shall not be obligated to change the Approved Plans and Specifications or any of the construction of the Finish Out Work. If Tenant timely approves such change order, as aforesaid, Tenant shall immediately (not later than 5 business days after approval of any such change order by Tenant) pay to Landlord any amounts resulting from or in connection with such change order to the extent that such change order results in costs or charges which will exceed the Tenant Allowance.

7. Permits, Etc. Landlord shall, at Landlord’s sole cost and expense, take whatever action necessary to obtain and maintain all authorizations, approvals and permits required by any governmental authority for the Tenant Improvements. Tenant shall cooperate with Landlord in obtaining such authorizations, approvals or permits.

8. Early Access. Landlord shall grant approval to Tenant and its agents to enter the Leased Premises prior to completion of the Tenant Improvements and at times satisfactory to and approved in advance, in writing, by Landlord. The foregoing approval to enter is conditioned upon Tenant (and Tenant’s agents, representatives, contractees or employees) not interfering with contractor’s conduct of the Tenant Improvements. If at any time such entry by Tenant shall cause disharmony or interference with the contractors, laborers or materialmen working in the Premises this approval may be immediately withdrawn by Landlord upon notice to Tenant. Landlord shall not be liable in any way for injury, loss or damage which may occur to Tenant, Tenant’s property, or any agent, employee or representative of Tenant that may occur as a result of entry into the Premises during the construction work by Landlord as provided for herein, and it is recognized and understood by Tenant that such entry shall be solely at Tenant’s risk. Further, in the event Tenant’s entry into the Premises shall cause a delay in commencement or completion of construction of the Tenant Improvements and shall result in the increase in the cost to Landlord, Tenant shall be responsible for all costs and expenses in connection with such delay and Landlord shall not be charged with any delay whatsoever as a result thereof. If the Tenant Improvements are complete in one of the suites before the Tenant Improvements are completed in the other suite, Tenant may take occupancy of the completed suite while the Tenant Improvements are being completed in the other suite.

9. Substantial Completion. The Tenant Improvements shall be considered to be substantially complete, and the Premises shall be deemed ready for Tenant’s occupancy, for all purposes upon the contractor’s issuance of a certificate of substantial completion with respect to the Tenant Improvements and the issuance of a certificate of occupancy by the applicable governmental authority.

Exhibit “D”, Tenant Improvements Agreement – Page 2

EXHIBIT “E”

PARKING AGREEMENT

This Parking Agreement (herein so called) describes and specifies the rights and obligations of Landlord and Tenant under the Lease to which this Exhibit “E” is attached, with the respect to parking by Tenant in the Parking Garage.

1. Definitions. Any capitalized terms not defined in this Parking Agreement shall have the meaning set forth in the Lease.

2. Grant and Rental Fee. Provided no Event of Default has occurred and is continuing under the Lease, Tenant shall have a non-exclusive right to use 57 unreserved parking spaces located within the Parking Areas, during the Lease Term (such parking spaces being collectively referred to herein as the “Spaces”) subject to such terms, conditions, and regulations as are, from time to time, promulgated by Landlord, including the rules and regulations set forth in Section 5 to this Parking Agreement. There shall be no additional parking charge for the Spaces.

3. Unavailability of Spaces. In the event that all or a portion of the Spaces become unavailable to Tenant due to casualty damage, flooding, condemnation or repairs, Landlord shall use reasonable efforts to provide Tenant with reasonably satisfactory alternative parking arrangements until the use of such Spaces is restored. Notwithstanding anything contained herein to the contrary, Tenant shall have no right to terminate this Lease by reason of such loss of available parking.

4. Limitations of Liability. All motor vehicles shall be parked in the Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles (or the contents thereof). LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE AND/OR PERSONAL INJURY WHICH MIGHT OCCUR IN THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE SPACES. TENANT HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL COSTS, CLAIMS, EXPENSES, DAMAGES AND/OR CAUSES OF ACTION WHICH LANDLORD MAY INCUR IN CONNECTION WITH OR ARISING OUT OF THE USE OF THE SPACES BY TENANT OR ITS EMPLOYEES, AGENTS, SUBTENANTS, LICENSEES AND VISITORS.

5. Rules and Regulations. Tenant and its employees, agents, subtenants, licensees and visitors shall follow the following rules and regulations for the Parking Areas, as the same may be amended or supplemented from time to time in accordance with the terms of Exhibit “C”:

(a) Cars must be parked entirely within the stall lines painted on the ground or on the floor;

(b) All directional signs and arrows must be observed;

(c) The speed limit shall be five (5) miles per hour;

(d) Parking is prohibited in areas not striped for parking, aisles, areas where “no parking” signs are posted, in cross-hatched areas and in such other areas as may be designated by Landlord or Landlord’s agent(s), including, but not limited to, areas designated as “Visitor Parking” or reserved spaces not rented under this Parking Agreement;

(e) Every vehicle owner is required to park and lock his own car;

(f) Spaces which are designated for small, intermediate or full-sized cars shall be so used; no intermediate or full-size cars shall be parked in parking spaces limited to compact cars; and

Exhibit “E”, Parking Agreement – Page 1

(g) No vehicle may be stored in the Parking Areas (any vehicle remaining in the Parking Areas without interruption for five [5] business days is deemed to have been stored in the Parking Areas).

6. Default. Upon the occurrence of an Event of Default by Tenant under the Lease, Landlord shall be entitled to terminate Tenant’s right to utilize the Spaces.

7. Limitation of Access. Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including, but not limited to, the issuance of parking stickers or access cards), to assure that only authorized persons will use the Parking Areas.

8. Parking. The Parking Areas are provided for the non-exclusive and common use of Landlord, all tenants of the Building, and their respective employees, agents, subtenants, licensees, visitors, guests and invitees. Utilization of the unreserved portions of the Parking Areas is therefore subject to availability (and Landlord shall have no obligation to provide a specific number of surface parking spaces to Tenant). In the event any person shall wrongfully park in any of the Parking Areas, or in the event any personnel shall violate the rules and regulations set forth in Section 5 of this Parking Agreement, Landlord shall be entitled and is hereby authorized to place a wheel lock or other device restricting mobility upon such vehicle or have any such vehicle towed away, at the sole risk and expense of the vehicle owner.

Exhibit “E”, Parking Agreement – Page 2

EXHIBIT “F”

FORM OF CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”), dated as of                     , is entered into by                     , a                      (“Tenant”), and                      (“Auditor”), for the benefit of FSP Willow Bend Office Center Limited Partnership, a Texas limited partnership (“Landlord”).

W I T N E S S E T H   T H A T:

WHEREAS, in connection with that certain Lease (the “Lease”) dated                     , between Landlord and Tenant, Tenant has the right to hire an independent accounting firm to audit Landlord’s books and records pertaining to Basic Operating Costs (as defined in the Lease); and

WHEREAS, it is expected that in connection with such audit, Tenant and Auditor will receive or have access to Confidential Information (defined below); and

WHEREAS, as a condition of Tenant’s audit right, Landlord requires that Tenant and Auditor keep confidential the Confidential Information.

NOW, THEREFORE, in consideration of and as a condition of Tenant’s audit right and in consideration of payment by Tenant for Auditor’s services for performing the audit, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Auditor and Tenant agree as follows, for the benefit of Landlord:

1. Auditor and Tenant acknowledge that the information which Auditor and Tenant may receive in connection with such audit is non-public, confidential and/or proprietary information relating to Landlord, its business operations and the Project, and that Landlord would be irreparably damaged if such information were disclosed to or utilized on behalf of any other person (including Auditor and Tenant), firm, corporation or any other tenant of the Project for any reason other than Tenant’s audit of Landlord. Auditor and Tenant agree that any information given to Auditor or Tenant by Landlord during the course of such audit is, and shall remain, property owned by Landlord, and neither Auditor nor Tenant shall have any right in or to such information, other than to use the information for the purposes set forth in the Lease.

2. Auditor and Tenant agree to keep confidential, and agree to cause their employees, associates, agents and advisors to keep confidential, any information belonging to Landlord and any information not generally known to the public about the business and affairs of Landlord, including, without limitation, (a) all books, manuals, records, memoranda, projections, business plans, tenant lists, cost information, contractual relationships, and (b) other information, whether computerized, written or oral, relating specifically or generally to Basic Operating Costs, the Project and the business operations of Landlord (the “Confidential Information”).

3. Auditor and Tenant each hereby represent and warrant that its internal policies, procedures and practices are adequate to safeguard against any breach of this Agreement by it or its employees, associates, agents and advisors, and Auditor and Tenant each agree to maintain such internal policies, procedures and practices as are necessary to adequately safeguard against a breach of this Agreement.

4. The phrase “to keep confidential,” as used herein, means that the information or document, including the content, substance or effect of such information or document, (a) shall not be disclosed or distributed by Auditor or Tenant to any other person, firm, organization or entity, including to any associate, agent, advisor or affiliate of Auditor or Tenant not directly involved in the audit, or to any other tenant of the Project, (b) shall not be utilized by either Auditor or Tenant for any purpose other than as described in the Lease.

Exhibit “F”, Confidentiality Agreement – Page 1

5. Notwithstanding anything to the contrary set forth herein, in the event that Auditor or Tenant is required to do so in legal, arbitration, governmental or regulatory proceedings, Auditor or Tenant may disclose only that portion of the Confidential Information which its counsel advises in writing that it is legally compelled to disclose and will exercise its best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information even after such disclosure.

6. Auditor and Tenant acknowledge that the subject matter of this Agreement is unique and that no adequate remedy at law would be available for breach of the obligations specified herein. Accordingly, in the event of a breach or threatened breach by Auditor or Tenant of the provisions of this Agreement, Landlord shall, in addition to any other rights and remedies available to it, at law or in equity, be entitled to injunctive relief by a court or agency of competent jurisdiction enjoining and restraining the violating party from committing or continuing any violation of this Agreement.

7. Any waiver by Landlord of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provision hereof.

8. In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; and this Agreement shall, to the fullest extent possible, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

9. This Agreement shall be binding upon Tenant, Auditor and their successors and assigns for the benefit of Landlord, and shall be fully enforceable by Landlord against Tenant, Auditor and their successors and assigns.

10. This Agreement may be amended or modified in whole or in part, only by an instrument in writing signed by Landlord, Tenant and Auditor.

11. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Texas, without regard to conflicts of law principles. Venue for any action arising herefrom shall be in Dallas County, Texas, and the parties hereto submit themselves to the jurisdiction of the state and federal courts of Dallas County, Texas.

IN WITNESS WHEREOF, Tenant and Auditor have duly executed this Agreement as of the date first above written.

TENANT:

AUDITOR:

Exhibit “F”, Confidentiality Agreement – Page 2

EXHIBIT “G”

RENEWAL OPTION

So long as no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one additional period of five years on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than two hundred-seventy (270) days before the expiration of the Lease Term. On or before the commencement date of the extended Lease Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease, except as follows:

(1) The Base Rental payable for each month during each such extended Lease Term shall be the prevailing rental rate (the “Market Rate”), at the commencement of such extended Lease Term, for space of equivalent quality, size, utility and location, with the length of the extended Lease Term and the credit standing of Tenant to be taken into account. Tenant shall have fifteen (15) days in which to give written notice to Landlord that Tenant (a) disagrees with Landlord’s proposed Market Rate, or (b) accepts Landlord’s proposed Market Rate. If Tenant disagrees with Landlord’s proposed Market Rate then Landlord and Tenant shall endeavor in good faith to agree upon the Market Rate within the next fifteen (15) days. If Landlord and Tenant are unable to agree upon the Market Rate within such 15-day period, then Tenant, by written notice to Landlord prior to the expiration of such 15-day period, may, as its sole and exclusive remedy, terminate this Lease as of end of the initial Lease Term. If Tenant fails to terminate this Lease prior to the expiration of such 15-day period, Tenant shall be deemed to have accepted Landlord’s proposed Market Rate.

(2) Tenant shall have no further renewal options unless expressly granted by Landlord in writing.

Tenant’s rights under this Exhibit “G” shall terminate if (i) the Lease or Tenant’s right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in the Lease or sublets any portion of the Premises, or (iii) Tenant fails to timely exercise its option under this Exhibit “G”, time being of the essence with respect to Tenant’s exercise thereof.”

Exhibit “G”, Renewal Option – Page 1

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this “First Amendment”) is made and entered into effective as of November 8, 2006, by and between FSP WILLOW BEND OFFICE CENTER, LTD., a Texas limited partnership (“Landlord”) and MASERGY COMMUNICATIONS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement, dated as of May 21, 2004 (the “Lease”), with respect to certain Premises defined therein and commonly known as Suites 120 and 260 (sometimes referred to herein as the “Existing Space”) at “Willow Bend Office Center” having as its street address 2740 N. Dallas Parkway, Plano, Collin County, Texas, which Lease is incorporated herein by reference; and

WHEREAS, Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the mutual agreements set forth in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant have agreed, and do hereby agree, as follows:

1. Definitions. All terms used herein and not specifically defined shall have the same meaning herein as is ascribed to them in the Lease.

2. Addition of Leased Space. Landlord and Tenant have agreed to expand the portion of the Premises located on the second floor of the Building to include (i) Suite 250, containing 8,098 square feet of Rentable Area and (ii) an additional 183 square feet of Rentable Area in Suite 260, as more particularly identified on the floor plan attached hereto as Exhibit A (the “Expansion Space”). From and after the Expansion Space Delivery Date (hereinafter defined) (i) all references in the Lease to the “Premises,” including the definition in Section 1(u) of the Lease, shall include the Expansion Space; (ii) all references in the Lease to the “Rentable Area of the Premises,” including the definition set forth in Section 1 (aa) of the Lease, shall mean 22,505 square feet; (iii) Exhibit B attached to the Lease is further modified by the addition of the floor plan for the Expansion Space shown on Exhibit A-1 (and entitled, “Approved Space Plan”) hereto; and (iv) the terms and provisions of the Lease shall apply to the Expansion Space and Tenant’s use and occupancy thereof.

3. Commencement Date of Expansion Space. The term of the Lease as it pertains to the Expansion Space shall commence on the Expansion Space Delivery Date (as defined in Exhibit “D-1” hereto). If the Expansion Space Delivery Date has not occurred on or before January 15, 2007, as such date may be extended by Force Majeure and/or Tenant Delay (the “Outside Date”), Tenant shall have the right to terminate this First Amendment by giving written notice to Landlord within five (5) business days after the Outside Date. If Tenant fails to timely terminate this First Amendment on or before the Outside Date, such right of termination shall be null and void.

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4. Grant. Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Expansion Space, upon and subject to the terms and conditions of the Lease, as amended by this First Amendment.

5. Lease Term. The Lease Term shall expire on December 31, 2011. The Renewal Option provided in Exhibit “G” of the Lease shall remain in full force and effect during the Lease Term subject to the provisions of Exhibit “G”.

6. Adjustment in Base Rental. Base Rental under the Lease shall be adjusted (and Tenant hereby agrees to pay to Landlord such adjusted Base Rental) as of the Expansion Space Delivery Date. Base Rental for the Rentable Area of the Premises shall be based on the following schedule:

Time Periods	Monthly Base Rental For Total Space*	Based on Annual Rental Rate per RSF
First full month following the Expansion Space Delivery Date to 7/31/2007	$33,271.00 + electric	$17.74
08/01/2007 to 7/31/2008	$38,257.71 + electric	$20.40
08/01/2008 to 7/31/2009	$39,458.29 + electric	$21.04
08/01/2009 to 10/31/2009	$39,795.71 + electric	$21.22
11/01/2009 to 12/31/2011	$42,196.88 + electric	$22.50

*	Total Space = the Existing Space + the Expansion Space

If the Expansion Space Delivery Date occurs on a date that is not the first day of the calendar month, the Base Rental under the Lease for the calendar month in which the Expansion Space Delivery Date occurs shall be increased to cover the Expansion Space and the 183 rentable square foot addition in Suite 260, by multiplying $353.42 per day times the number of days remaining in such calendar month.

7. Adjustment of Base Amount. As of the Expansion Space Delivery Date, the term “Base Amount” (as defined in Section 1(a) of the Lease) shall be revised to mean the Basic Operating Costs computed in accordance with Section 6 of the Lease for the calendar year 2007 based on a per square foot of Rentable Area basis.

8. Adjustment of Tenant’s Share; Electricity Costs. Commencing on the Expansion Space Delivery Date, (i) Tenant’s Share shall increase from 12.1968% to 19.2976%, and (ii) Tenant shall pay Tenant’s Share of Basic Operating Costs, and Tenant’s Share of all of the electricity used in the Building. Each month, Landlord shall deliver to Tenant a statement showing Tenant’s Share of the cost of the Building’s electricity for the preceding calendar month (or partial month, if the Expansion Space Delivery Date is on a date other than the first day of a month) and Tenant shall pay such statement promptly (but in no event less than ten (10) days) after Tenant’s receipt of such statement. Payment of Tenant’s Share of Basic Operating Costs shall be paid in accordance with Section 6 of the Lease.

9. Parking. From and after the Expansion Space Delivery Date, Tenant shall be entitled to use 90 unreserved parking spaces, which use shall be subject to the terms of Exhibit “E” to the Lease.

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10. Expansion Finish Out. Landlord agrees to provide to Tenant a Tenant Allowance as more particularly set forth in the Supplemental Tenant Improvements Agreement attached hereto as Exhibit “D-1”.

11. Removal of Termination Right. As an inducement to Landlord to enter into this First Amendment, upon the occurrence of the Expansion Space Delivery Date, Tenant’s termination right set forth in Section 3(d) of the Lease shall be of no force or effect and will be deleted from the Lease (it being agreed that the foregoing right of termination shall continue in effect if Tenant exercises its right to terminate this First Amendment pursuant to Section 3 above).

12. Security Deposit. Tenant will deliver to Landlord within 30 days after the end of each semi-annual period ending on January 1 and July 1 for each calendar year during the Lease Term a current financial statement dated as of the last day of such semi-annual period, prepared in accordance with generally accounting principles consistently applied (“GAAP”) and certified by the chief financial officer of Tenant or another executive officer of Tenant. If Tenant’s total equity (total assets minus total liabilities), as determined in accordance with GAAP remains at or above Ten Million Dollars ($10,000,000) as evidenced by the Tenant’s certified financial statements, Tenant will not be required to provide an additional security deposit. If Tenant’s total equity, as evidenced by any of the certified financial statements, falls below Ten Million Dollars ($10,000,000), Tenant shall deliver to Landlord a irrevocable letter of credit (“LOC”) as follows: (i) if the LOC is required based upon the 2006 financial statements, Tenant will deliver to Landlord an LOC in the amount of $200,000 within 30 days after submittal of such financial statement; provided that the amount of the LOC shall decrease to $150,000 in January 2008 and decrease to $100,000 in January 2009; (ii) if the LOC is required based upon the 2007 financial statements, Tenant will deliver to Landlord an LOC in the amount of $150,000 within 30 days after submittal of such financial statement, and (iii) if the LOC is required based upon the 2008 financial statements, Tenant will deliver to Landlord an LOC in the amount of $100,000 within 30 days after submittal of such financial statement. Notwithstanding the financial statements received for year end 2009, Lender will not require an LOC beginning on January 1, 2010 and for the remainder of the Lease Term or any extension thereof. If an LOC is outstanding (i) as of December 31, 2009 or (ii) Tenant’s certified financial statement reveals that Tenant’s total equity has increased to Ten Million Dollars ($10,000,000) or above for a period of ninety (90) days (as evidenced by updated, current certified financial statements provided by Tenant to Landlord) and provided Tenant is not in Default under the Lease, such LOC will be released by Landlord within ten (10) business days. Each LOC shall (i) be irrevocable and unconditional, (ii) be conditioned for payment solely on presentation of such letter of credit and a sight draft (iii) be transferable by Landlord without Tenant’s consent, (iv) not expire until a date that is at least sixty (60) days after January 1, 2010 and (v) be in a form and issued by a bank that is reasonably acceptable to Landlord, such bank to have a Dallas, Texas office and to have its deposits insured by the FDIC. If a Default occurs, the provisions above providing for the automatic reduction in the amount of a LOC shall be suspended until such Default has been cured to the reasonable satisfaction of Landlord. The Security Deposit provided to Landlord pursuant to Section 8(c) of the Lease will be retained by Landlord until the expiration of the Lease. The Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of default by Tenant. If an Event of

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Default shall occur, Landlord may, from time to time, without prejudice to any other remedy, and with prior written notice to Tenant, use the Security Deposit to the extent necessary to make good any arrearages of Rent or to satisfy any other covenant or obligation of Tenant hereunder. If Landlord transfers its interest in the Project during the term of this Lease, Landlord may assign the Security Deposit to the transferee and upon assumption by such transferee of liability for the Security Deposit, Landlord shall have no further liability for the return of such Security Deposit.

13. Signage. In addition to the monument sign as provided in Section 10 of the Lease, Landlord will permit Tenant to place signage at the top of the building at the northwest corner of the south pod of the Building and as more particularly shown on Exhibit C attached hereto. Landlord reserves full right of approval (based on commercially reasonable standards) which approval shall not be unreasonably withheld, conditioned or delayed and rejection of any and all of Tenant’s signs on the Building. Tenant shall be responsible for all costs associated with the fabrication, permitting, installation, maintenance and removal of said signage.

14. Right of First Refusal. Tenant shall have a right of first refusal to lease any space immediately adjacent to the Premises (the “ROFR Space”) that becomes available for lease after the Commencement Date on the terms set forth below. If Landlord receives a bona fide written offer to lease the ROFR Space that Landlord desires to accept, Landlord shall notify Tenant in writing of such offer, (including identification of the prospective tenant) and the terms thereof (each an “Offer Notice”) and Tenant shall have the right to lease the ROFR Space upon the same terms and conditions set forth in the applicable Offer Notice. Tenant shall notify Landlord in writing whether Tenant elects to lease the ROFR Space upon the same terms and conditions set forth in the applicable Offer Notice within seven (7) business days after Tenant’s receipt of the applicable Offer Notice. If Tenant timely elects to lease the ROFR Space, then Landlord and Tenant shall, within thirty (30) days after the date of the Offer Notice, execute an amendment to this Lease, effective as of the date such ROFR Space is to be included in the Premises, on the same terms and conditions contained in the Offer Notice except that (a) the rentable area of the Premises shall be increased by the rentable area in the ROFR Space (and Tenant’s Share shall be adjusted accordingly) on the commencement date in the Offer Notice, (b) the Base Rental shall be increased by the amount specified for such space in the applicable Offer Notice commencing on the date payments of rental would commence in the Offer Notice, and (c) Tenant shall only be entitled to allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements to the extent set forth in the applicable Offer Notice. If Tenant fails to timely exercise its right hereunder, then such right shall lapse as to the ROFR Space covered by the applicable Offer Notice, time being of the essence with respect to the exercise thereof, and Landlord may lease the ROFR Space to the third party submitting the applicable offer on the terms set forth in the applicable Offer Notice. If Landlord fails to lease such ROFR Space to such third party on the terms and conditions contained in the Offer Notice within one year after Tenant’s receipt of the applicable Offer Notice, Landlord may not lease the ROFR Space to such third party or another third party without first complying with the requirements of this Section 15. Notwithstanding anything to the contrary contained herein, the right of first refusal granted to Tenant is not subject to any rights of first refusal, rights of first offer or other rights granted to any existing or prospective tenants of the Building.

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Tenant’s rights hereunder shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, or (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises other than to a Permitted Transferee, or (c) at the time Landlord is required to provide Tenant with an Offer Notice, an Event of Default has occurred and is continuing , or (d) Tenant receives an Offer Notice and fails to exercise its right to lease the ROFR as provided herein within the allotted seven (7) day period.

15. Commissions. Landlord and Tenant acknowledge that no brokers have been involved in this First Amendment other than CB Richard Ellis and Holt Lunsford Commercial, Inc., and Landlord will be solely responsible for the commissions, if any, owed such brokers pursuant to the terms of a separate agreement. LANDLORD AND TENANT HEREBY INDEMNIFY EACH OTHER FROM THE PAYMENT OF ANY COMMISSIONS OWED TO ANY OTHER BROKER WITH RESPECT TO THIS FIRST AMENDMENT RESULTING FROM THE ACTS OF SUCH INDEMNIFYING PARTY, BUT NOT OTHERWISE.

16. No Waiver. Landlord and Tenant expressly acknowledge and agree that nothing herein shall affect, abrogate or waive any rights or obligations of Landlord or Tenant under the Lease.

17. No Modification. Except as specifically amended by this First Amendment, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and as said terms and conditions have been modified or amended hereby, same shall be binding upon the parties hereto and their respective successors and assigns. The Lease and this First Amendment shall be construed as one instrument and any default under the Lease shall also be a default under this First Amendment.

18. Governing Law. THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

19. Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

20. Construction. Whenever the context hereof so requires, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation. In the event of any conflict between the terms of the Lease and this First Amendment, this First Amendment shall control.

21. Severability. If any clause or provision of this First Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this First Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this First Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

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22. Ratification. Tenant hereby confirms and ratifies that, as of the effective date of this First Amendment, the Lease, as modified by this First Amendment, remains in full force in effect.

END OF TEXT; SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, this First Amendment is hereby executed effective as of the day and year first set forth above.

LANDLORD:

FSP WILLOW BEND OFFICE CENTER LIMITED PARTNERSHIP,
a Texas limited partnership

By:	FSP Property Management LLC,
its asset manager

	By:	/s/ John F. Donahue
	Name:	John F. Donahue
	Title:	Vice President

TENANT:

MASERGY COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ Robert E. Brodnar
Name:	Robert E. Brodnar
Title:	Sr. Vice President & CFO

EXHIBIT “D-1”

SUPPLEMENTAL TENANT IMPROVEMENTS AGREEMENT

FOR SUITE 250 AND THE EXISTING PREMISES

This Supplemental Tenant Improvements Agreement (herein so called) describes and specifies the rights and obligations of Landlord and Tenant under the Lease, as amended, to which this Exhibit “D” is attached, with respect to the design, construction and payment for the completion of the Initial Improvements within the Suite 250 and the Existing Premises.

1. Definitions. Any capitalized terms not defined in this Supplemental Tenant Improvements Agreement shall have the meaning set forth in the Lease. Additionally, as used in this Supplemental Tenant Improvements Agreement, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

(a) “Approved Space Plan” means the space plan dated September 22, 2006 prepared by Go Studio which has been approved by Landlord and Tenant (attached to the First Amendment to Office Lease Agreement as Exhibit “A-1”)

(b) “Contractor” means the general contractor selected in the manner provided in paragraph 3 below.

(c) “Finish Out Work” means all materials and labor (including any voice or data cabling for Suite 250) to be added to the existing improvements in Suite 250 to complete the installation of the improvements within Suite 250 in accordance with the Plans and Specifications, but does not include any renovations, refurbishment or improvement of the Existing Premises. Finish Out Work shall include voice and data cabling only if and to the extent there are funds in the Tenant Allowance sufficient to pay for the costs of such cabling after paying all other costs of the Finish Out Work as described in Section 6 below.

(d) “Plans and Specifications” means the detailed construction documents for the Finish Out Work prepared by Landlord’s architect.

(e) “Tenant Allowance” means an amount equal to $113,000.

2. Improvements to the Premises. Tenant acknowledges and agrees that Building Standard materials (unless otherwise approved by Landlord) will be utilized in the performance of Finish Out Work unless otherwise approved by Landlord in writing, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall provide and install a demising wall as required by any local codes, ordinances or laws (“Demising Wall”), separating the Expansion Premises from the adjacent tenant space (the “Activant Space”). Tenant shall be responsible for costs associated with sheetrock, tape, bed and paint on the Tenant side of said Demising Wall (but specifically excluding the demising wall for the corridor depicted on Exhibit A (“Expansion Space”) attached to the First Amendment to Office Lease Agreement). The Finish Out Work shall be completed on or before January 15, 2007. Tenant may use the Tenant Allowance for the Finish Out Work and/or for renovation and improvement work in the Existing Premises. Any renovation and/or improvement work in the Existing Premises shall be performed in accordance with this Exhibit D-1 and may be performed in conjunction with the Finish Out Work (and may include voice and data cabling in the Existing Premises).

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3. Approval of Space Plan and Plans and Specifications and Budget. The Plans and Specifications for Suite 250 shall be based upon the Approved Space Plan. Tenant has approved the budget (the “Budget”) for Suite 250 as described in Section 6 below. Tenant shall approve or disapprove the Plans and Specifications; provided, however, Tenant may disapprove the Plans and Specifications only if the Plans and Specifications vary in any material respect from the Approved Space Plan. Tenant shall notify Landlord of its disapproval within one (1) business day after receipt thereof. If Tenant does not approve the Plans and Specifications, Tenant shall specifically identify its objections, and Landlord shall revise the Plans and Specifications and/or the Budget to address Tenant’s objections and re-submit the same to Tenant for approval. Tenant shall again notify Landlord of its disapproval within one (1) business day after receipt thereof. The foregoing process shall be implemented repeatedly until, acting in good faith, Tenant shall have approved the Plans and Specifications. Upon approval by Tenant, such Plans and Specifications and Budget shall constitute the “Approved Construction Documents” hereunder. The Plans and Specifications for the Existing Space shall follow the same procedure as described above.

4. Selection of Contractor. Landlord and Tenant shall solicit bids for the renovation and improvement work of the Existing Premises from three (3) commercially qualified tenant finish contractors approved by Tenant (it being agreed that Tenant has approved Scott & Reid and ICI as contractors). After analyzing the bids submitted, Landlord and Tenant will mutually agree on the contractor to construct the renovations and improvements. Landlord will then promptly enter into a guaranteed maximum price contract with the selected contractor to construct the renovations and improvements of the Existing Premises.

5. Compliance with Applicable Laws. Tenant acknowledges that Landlord shall have no responsibility for compliance of the Plans and Specifications with applicable federal, state and local statutes, codes, ordinances and other regulations, and the approval of the Plans and Specifications by Landlord shall not constitute a representation or warranty or an agreement by Landlord that such Plans and Specifications are in compliance with said statutes, codes, ordinances and other regulations.

6. Payment of Costs. Landlord shall contribute toward the cost of the Finish Out Work in an amount not to exceed the Tenant Allowance. Tenant’s costs of the Finish Out Work for Suite 250 shall include, among other things, costs associated with the sheetrock, tape, bed texture and paint for the Tenant side of the Demising Wall but specifically excludes the other half of the demising wall for the previous tenant and the entire demising wall for the corridor depicted on the Approved Space Plan. It is understood and agreed that fifty percent (50%) of the cost (including the cost of preparation of the Approved Construction Documents) relating to or in connection with the Finish Out Work which exceeds the Tenant Allowance shall be paid by Tenant to Landlord within five (5) business days after written demand, and the remaining fifty percent (50%) shall be paid by Tenant to Landlord upon completion of the Finish Out Work. It is also understood that in the event the cost of the Finish Out Work is less than the Tenant Allowance, Tenant may use such remaining funds to pay for improvements and/or refurbishing of the Existing Space. In no event will any portion of the Tenant Allowance be used for

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furniture or moving costs. The portion of the Tenant Allowance for the Suite 250 shall not exceed $55,000. The Landlord will pay for any costs for the Finish Out Work in Suite 250 above the $55,000 as long as Tenant does not make any material changes to the Approved Space Plan. The $55,000 applied to the Finish Out Work in Suite 250 will include the hard construction costs, and 50% of all soft costs, including architectural fees, construction management fees and asbestos survey. The remaining 50% of such soft costs will be applied to the renovations and improvements of the Existing Premises. ICI Construction Inc. shall be the approved General Contractor for Suite 250. Holt Lunsford Commercial, Inc. shall supervise contractor’s performance of the Finish Out Work on behalf of Landlord and shall be entitled to receive a construction management fee equal to 2.5% for all costs of the Finish Out Work which shall be paid from the Tenant Allowance. In addition, Tenant may employ its own construction manager so long as Landlord is notified of any conflicts, change orders and existing conditions that conflict with the Finish Out Work contemplated in the Approved Construction Documents.

7. Changes to the Finish Out Work. If, after commencement of construction by Landlord, Tenant shall request, in writing, any changes or additions in the Finish Out Work, Tenant shall submit to Landlord a request in writing describing such change, addition or alteration, all of which shall be subject to Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. Prior to commencing any change, addition or alteration, Landlord, or Landlord’s contractor, shall prepare and deliver to Tenant, for Tenant’s approval, a change order setting forth the cost of such change, which cost shall include associated architectural, engineering and construction contractor’s fees, if any. If Tenant fails to approve such change order, in writing, within five days after delivery of the same by Landlord, Tenant shall be deemed to have withdrawn the proposed change and Landlord shall not be obligated to change the Approved Construction Documents or any of the construction of the Finish Out Work. If Tenant timely approves such change order, as aforesaid, Tenant shall immediately (not later than 5 business days after approval of any such change order by Tenant) pay to Landlord any amounts resulting from or in connection with such change order to the extent that such change order results in costs or charges which will exceed the Tenant Allowance.

8. Permits, Etc. Landlord shall take whatever action necessary to obtain and maintain all authorizations, approvals and permits required by any governmental authority for the Finish Out Work. Tenant shall cooperate with Landlord in obtaining such authorizations, approvals or permits.

9. Early Access. Landlord shall grant approval to Tenant and its agents to enter the Leased Premises prior to completion of the Finish Out Work and at times satisfactory to and approved in advance by Landlord. The foregoing approval to enter is conditioned upon Tenant (and Tenant’s agents, representatives, contractors or employees) not interfering with contractor’s conduct of the Finish Out Work. Landlord shall not be liable in any way for injury, loss or damage which may occur to Tenant, Tenant’s property, or any agent, employee or representative of Tenant that may occur as a result of entry into Suite 250 during the construction work by Landlord as provided for herein, and it is recognized and understood by Tenant that such entry shall be solely at Tenant’s risk. Further in the event Tenant’s entry in Suite 250 shall cause a delay in commencement or completion of construction of the Finish Out Work and shall result in the increase in the cost to Landlord, Tenant shall be responsible for all costs and expenses in connection with such delay and Landlord shall not be charged with any delay whatsoever as a result thereof.

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10. Expansion Space Delivery Date. The Finish Out Work shall be deemed to be substantially completed upon the issuance of a temporary certificate of occupancy for the Suite 250. The date Landlord delivers legal possession of Suite 250 to Tenant together with a copy of the certificate of occupancy, is referred to herein as the “Expansion Space Delivery Date”. If a delay in the performance of the Finish Out Work for Suite 250 occurs (a) because of any change by Tenant to the Plans & Specifications of Suite 250, (b) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s Building Standard materials, or (c) if Tenant or Tenant’s agents otherwise delays completion of the Finish Out Work (delays attributable to events described in clauses (a), (b) or (c) of this sentence are referred to herein as “Tenant Delays”), then, notwithstanding any provision to the contrary in this First Amendment, Tenant’s obligation to pay Rent hereunder shall commence on the day that the certificate of occupancy would otherwise have been submitted as determined by ICI Construction, Inc.

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SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this “Second Amendment”) is made and entered into effective as of August 20, 2010, by and between FSP WILLOW BEND OFFICE CENTER, LTD. (“Landlord”) and MASERGY COMMUNICATIONS, INC. (“Tenant”).

R E C I T A L S

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement, dated as of May 21, 2004 (the “Original Lease”), with respect to certain Premises defined therein and commonly known as Suites 120 and 260 at “Willow Bend Office Center” having as its street address 2740 N. Dallas Parkway, Plano, Collin County, Texas, which Lease is incorporated herein by reference. The Original Lease was amended by a certain First Amendment to Office Lease Agreement (“First Amendment”) dated November 8, 2006 between Landlord and Tenant with respect to Suite 250 (the Original Lease as amended by such First Amendment to Office Lease Agreement is defined herein as the “Lease”); and

WHEREAS, Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the mutual agreements set forth in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant have agreed, and do hereby agree, as follows:

1. Definitions: All terms used herein and not specifically defined shall have the same meaning herein as is ascribed to them in the Lease.

2. Addition of Leased Space. Landlord and Tenant have agreed to expand the Premises to include Suite 240, containing 6,660 square feet of Rentable Area and as more particularly identified on the floor plan attached hereto as Exhibit A (the “Second Expansion Space”). As of September 1, 2010 (“Second Expansion Effective Date”), (i) all references in the Lease to the “Premises,” including the definition in Section 1(u) of the Lease, shall include the Second Expansion Space (Suite 240) and shall include Suites 120, 260 and 250; (ii) all references in the Lease to the “Rentable Area of the Premises,” including the definition set forth in Section 1 (aa) of the Lease, shall mean 29,165 square feet; (iii) Exhibit B attached to the Lease is further modified by the addition of the floor plan for the Second Expansion Space shown on Exhibit A hereto; and (iv) the terms and provisions of the Lease shall apply to the Second Expansion Space and Tenant’s use and occupancy thereof.

3. Commencement Date of Second Expansion Space. The term of the Lease as it pertains to the Second Expansion Space shall commence on the Second Expansion Effective Date which is September 1, 2010.

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4. Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Second Expansion Space, upon and subject to the terms and conditions of the Lease.

5. Lease Term. The Lease Term shall expire on December 31, 2011. The Renewal Option provided in Exhibit “G” of the Lease shall remain in full force and effect during the Lease Term subject to the provisions of Exhibit “G”.

6. Adjustment in Base Rental. Base Rental under the Lease shall be adjusted (and Tenant hereby agrees to pay to Landlord such adjusted Base Rental) as follows:

(a) As of the Second Expansion Effective Date, Base Rental for the Second Expansion Space shall be $4,950.60 per month (based on an Annual Rental Rate per Rentable Square Foot of $8.92) plus Electricity;

(b) As of the Second Expansion Effective Date, Base Rental for the total Rentable Area of the Premises shall be $47,147.48 plus Electricity.

7. Base Amount. The “Base Amount” (as defined in Section 1(a) of the Lease) shall continue to mean the Basic Operating Costs computed in accordance with Section 6 of the Lease for the calendar year 2007 based on a per square foot of Rentable Area basis.

8. Adjustment of Tenant’s Share; Electricity Costs. Commencing on the Expansion Commencement Date, (i) Tenant’s Share shall increase from 19.2976% to 25.0084%, and (ii) Tenant shall pay Tenant’s Share of Basic Operating Costs, and Tenant’s Share of all of the electricity used in the Building. Each month, Landlord shall deliver to Tenant a statement showing Tenant’s Share of the cost of the Building’s electricity for the preceding calendar month and Tenant shall pay such statement promptly (but in no event less than ten (10) days) after Tenant’s receipt of such statement. Payment of Tenant’s Share of Basic Operating Costs shall be paid in accordance with Section 6 of the Lease.

9. Parking. From and after the Second Expansion Effective Date, Tenant shall be entitled to use 103 unreserved parking spaces, which use shall be subject to the terms of Exhibit “E” to the Lease.

10. Condition of Space. Landlord is providing the Second Expansion Space in its current existing condition (“As-Is Condition”) with no modifications provided by Landlord and Tenant agrees to accept the Second Expansion Space in its As-Is Condition with no modifications provided by Landlord. Landlord’s responsibilities and Tenant’s responsibilities for repairs and maintenance of the Second Expansion Space shall be in accordance with the Lease.

11. Commissions. Landlord and Tenant acknowledge that no brokers have been involved in this Amendment other than CB Richard Ellis, and Landlord will be solely responsible for the commissions, if any, owed such brokers pursuant to the terms of a separate agreement. LANDLORD AND TENANT HEREBY INDEMNIFY EACH OTHER FROM THE PAYMENT OF ANY COMMISSIONS OWED TO ANY OTHER BROKER WITH RESPECT TO THIS AMENDMENT RESULTING FROM THE ACTS OF SUCH INDEMNIFYING PARTY, BUT NOT OTHERWISE.

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12. No Waiver. Landlord and Tenant expressly acknowledge and agree that nothing herein shall affect, abrogate or waive any rights or obligations of Landlord or Tenant under the Lease.

13. No Modification. Except as specifically amended by this Second Amendment, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and as said terms and conditions have been modified or amended hereby, same shall be binding upon the parties hereto and their respective successors and assigns. The Lease and this Amendment shall be construed as one instrument and any default under the Lease shall also be a default under this Amendment.

14. Governing Law. THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

15. Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

16. Construction. Whenever the context hereof so requires, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation. In the event of any conflict between the terms of the Lease and this Amendment, this Amendment shall control.

17. Severability. If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

18. Ratification. Tenant hereby confirms and ratifies that, as of the Second Expansion Effective Date of this Second Amendment, the Lease, as modified by this Amendment, remains in full force in effect.

END OF TEXT; SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, this Amendment is hereby executed effective as of the day and year first set forth above.

LANDLORD:

FSP WILLOW BEND OFFICE CENTER LIMITED PARTNERSHIP,
a Texas limited partnership

By:	FSP Property Management LLC,
its asset manager

	By:	/s/ John F. Donahue
	Name:	John F. Donahue
	Title:	VP

TENANT:

MASERGY COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ Robert E. Bodnar
Name:	Robert E. Bodnar
Title:	EVP & CFO

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